Exhibit 10.2

                           REVOLVING CREDIT AGREEMENT

                                      among

                                 WORLDCOM, INC.,
                                    BORROWER

               BANK OF AMERICA, N.A. and THE CHASE MANHATTAN BANK,
                            CO-ADMINISTRATIVE AGENTS

         BANC OF AMERICA SECURITIES LLC and J.P. MORGAN SECURITIES INC.,
                  JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS

          BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC.,
               SALOMON SMITH BARNEY INC., ABN AMRO BANK N.V., and
                         DEUTSCHE BANC ALEX. BROWN INC.,
                                  CO-ARRANGERS

                                 CITIBANK, N.A.,
                                SYNDICATION AGENT

            ABN AMRO BANK N.V. and DEUTSCHE BANK AG NEW YORK BRANCH,
                             CO-DOCUMENTATION AGENTS

                                       and

                            THE LENDERS NAMED HEREIN,
                                     LENDERS

                                 $1,600,000,000

                            DATED AS OF JUNE 8, 2001

                                TABLE OF CONTENTS
                                                                         PAGE

SECTION 1     DEFINITIONS AND TERMS........................................1
     1.1      Definitions..................................................1
     1.2      Number and Gender of Words; Other References................17
     1.3      Accounting Principles.......................................17

SECTION 2     BORROWING PROVISIONS........................................17
     2.1      Commitments.................................................17
     2.2      LC Subfacility..............................................17
     2.3      Competitive Bid Subfacility.................................21
     2.4      Termination of Commitments..................................24
     2.5      Borrowing Procedure.........................................24

SECTION 3     TERMS OF PAYMENT............................................25
     3.1      Loan Accounts, Notes, and Payments..........................25
     3.2      Interest and Principal Payments.............................26
     3.3      Interest Options............................................27
     3.4      Quotation of Rates..........................................27
     3.5      Default Rate................................................27
     3.6      Interest Recapture..........................................27
     3.7      Interest Calculations.......................................28
     3.8      Maximum Rate................................................28
     3.9      Interest Periods............................................28
     3.10     Conversions.................................................29
     3.11     Order of Application........................................29
     3.12     Sharing of Payments, Etc....................................30
     3.13     Offset......................................................30
     3.14     Booking Borrowings..........................................30
     3.15     Increased Cost and Reduced Return...........................30
     3.16     Limitation on Types of Loans................................32
     3.17     Illegality..................................................32
     3.18     Treatment of Affected Loans.................................32
     3.19     Compensation; Replacement of Lenders........................33
     3.20     Taxes.......................................................33

SECTION 4     FEES........................................................35
     4.1      Treatment of Fees...........................................35
     4.2      Fees of Administrative Agent................................35
     4.3      LC Fees.....................................................35
     4.4      Facility Fees...............................................36

SECTION 5     CONDITIONS PRECEDENT........................................36
     5.1      Conditions Precedent to Closing.............................36
     5.2      Conditions Precedent to Each Borrowing......................36

SECTION 6     REPRESENTATIONS AND WARRANTIES..............................37
     6.1      Purpose of Credit Facility..................................37
     6.2      Existence, Good Standing, Authority, and Authorizations.....37


                                        i             REVOLVING CREDIT AGREEMENT

     6.3      Authorization and Contravention.............................38
     6.4      Binding Effect..............................................38
     6.5      Financial Statements........................................38
     6.6      Litigation, Claims, Investigations..........................38
     6.7      Taxes.......................................................38
     6.8      Environmental Matters.......................................39
     6.9      ERISA Compliance............................................39
     6.10     Properties; Liens...........................................39
     6.11     Government Regulations......................................39
     6.12     No Default..................................................39
     6.13     Senior Indebtedness.........................................39

SECTION 7     COVENANTS...................................................40
     7.1      Use of Proceeds.............................................40
     7.2      Books and Records...........................................40
     7.3      Items to be Furnished.......................................40
     7.4      Inspections.................................................41
     7.5      Taxes.......................................................41
     7.6      Payment of Obligations......................................42
     7.7      Maintenance of Existence, Assets, and Business..............42
     7.8      Insurance...................................................42
     7.9      Preservation and Protection of Rights.......................42
     7.10     Employee Benefit Plans......................................42
     7.11     Environmental Laws..........................................42
     7.12     Debt........................................................43
     7.13     Liens.......................................................43
     7.14     Transactions with Affiliates................................44
     7.15     Compliance with Laws and Documents..........................45
     7.16     Assignment..................................................45
     7.17     Permitted Distributions.....................................45
     7.18     Restrictions on Subsidiaries................................45
     7.19     Sale of Assets..............................................45
     7.20     Mergers and Dissolutions....................................45
     7.21     Designation of Unrestricted Companies.......................46
     7.22     Financial Covenant..........................................46

SECTION 8     DEFAULT.....................................................46
     8.1      Payment of Obligation.......................................46
     8.2      Covenants...................................................46
     8.3      Debtor Relief...............................................46
     8.4      Judgments and Attachments...................................46
     8.5      Misrepresentation...........................................47
     8.6      Change of Control...........................................47
     8.7      Default Under Other Agreements..............................47
     8.8      Employee Benefit Plans......................................47
     8.9      Validity and Enforceability of Loan Papers..................48

SECTION 9     RIGHTS AND REMEDIES.........................................48
     9.1      Remedies Upon Default.......................................48
     9.2      Company Waivers.............................................49


                                        ii            REVOLVING CREDIT AGREEMENT

     9.3      Performance by Administrative Agent.........................49
     9.4      Delegation of Duties and Rights.............................49
     9.5      Not in Control..............................................49
     9.6      Course of Dealing...........................................49
     9.7      Cumulative Rights...........................................50
     9.8      Application of Proceeds.....................................50
     9.9      Certain Proceedings.........................................50
     9.10     Limitation of Rights........................................50
     9.11     Expenditures by Lenders.....................................50
     9.12     INDEMNIFICATION.............................................50

SECTION 10    AGREEMENT AMONG LENDERS.....................................52
     10.1     Administrative Agent........................................52
     10.2     LC Issuer...................................................53
     10.3     Expenses....................................................54
     10.4     Proportionate Absorption of Losses..........................54
     10.5     Delegation of Duties; Reliance..............................54
     10.6     Limitation of Liability.....................................54
     10.7     Default; Collateral.........................................55
     10.8     Limitation of Liability.....................................55
     10.9     Relationship of Lenders.....................................56
     10.10    Benefits of Agreement.......................................56
     10.11    Agents......................................................56

SECTION 11    MISCELLANEOUS...............................................56
     11.1     Headings....................................................56
     11.2     Nonbusiness Days............................................56
     11.3     Communications..............................................56
     11.4     Form and Number of Documents................................57
     11.5     Exceptions to Covenants.....................................57
     11.6     Survival....................................................57
     11.7     Governing Law...............................................57
     11.8     Invalid Provisions..........................................57
     11.9     Entirety....................................................57
     11.10    Jurisdiction; Venue; Service of Process; Jury Trial.........57
     11.11    Amendments, Consents, Conflicts, and Waivers................58
     11.12    Multiple Counterparts.......................................59
     11.13    Successors and Assigns; Assignments and Participations......59
     11.14    Discharge Only Upon Payment in Full; Reinstatement in
              Certain Circumstances.......................................61
     11.15    Confidentiality.............................................62


                                        iii           REVOLVING CREDIT AGREEMENT

                             SCHEDULES AND EXHIBITS

Schedule 2.1        -       Lenders and Committed Sums
Schedule 5.1        -       Conditions Precedent to Closing
Schedule 7.12       -       Existing Debt
Schedule 7.14       -       Transactions with Affiliates

Exhibit A-1         -       Form of Revolving Note
Exhibit A-2         -       Form of Competitive Bid Note
Exhibit B-1         -       Form of Notice of Borrowing
Exhibit B-2         -       Form of Notice of Conversion
Exhibit B-3         -       Form of Notice of LC
Exhibit B-4         -       Form of Competitive Bid Request
Exhibit B-5         -       Form of Notice to Lenders of Competitive Bid Request
Exhibit B-6         -       Form of Competitive Bid
Exhibit C           -       Form of Administrative Questionnaire
Exhibit D           -       Form of Compliance Certificate
Exhibit E           -       Form of Assignment and Acceptance Agreement
Exhibit F-1         -       Form of Opinion of General Counsel of Borrower
Exhibit F-2         -       Form of Opinion of Special New York Counsel


                                        iv            REVOLVING CREDIT AGREEMENT

                           REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT (the "AGREEMENT") is entered into as of June 8, 2001, among WORLDCOM, INC., a Georgia corporation ("BORROWER"), Lenders (hereinafter defined), BANK OF AMERICA, N.A. and THE CHASE MANHATTAN BANK, as Co-Administrative Agents (hereinafter defined), for themselves and the Lenders (hereinafter defined), CITIBANK, N.A., as Syndication Agent (hereinafter defined), and ABN AMRO BANK N.V. and DEUTSCHE BANK AG NEW YORK BRANCH, as Co-Documentation Agents (hereinafter defined).

                                    RECITALS

      A. Borrower has requested that Lenders extend credit to Borrower in the form of this Revolving Credit Agreement, providing for, among other things, a revolving loan and standby letter of credit facility in the aggregate principal amount of $1,600,000,000.

      B. Upon and subject to the terms and conditions of this Agreement, Lenders are willing to extend such credit to Borrower.

      Accordingly, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

      1.1 DEFINITIONS. As used herein:

      364-DAY AGREEMENT means that certain 364-Day Revolving Credit Agreement, dated of even date herewith, among Borrower, Bank of America, N.A. and The Chase Manhattan Bank, as "CO-ADMINISTRATIVE AGENTS" thereunder, and certain other lenders party thereto (as the same may be amended, modified, supplemented, or restated from time to time).

      364-DAY FACILITY means the revolving credit and term loan facility (including any amendments, modifications, supplements, restatements, or extensions of the facility as permitted therein) described in and subject to the limitations of the 364-Day Agreement.

      364-DAY FACILITY COMMITMENT means an amount (subject to availability, reduction, or cancellation as provided in the 364-Day Agreement) equal to $2,650,000,000.

      364-DAY PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all "BORROWINGS" under the 364-Day Facility.

      ACCOUNTS RECEIVABLE FINANCING means any transaction or series of transactions that may be entered into by any Consolidated Company pursuant to which such Consolidated Company may sell, convey, grant a security interest in, or otherwise transfer, undivided percentage interests in the Receivables Program Assets; PROVIDED THAT, for purposes of determinations made pursuant to SECTIONS 7.13(g) and 7.19(d), any Accounts Receivable Financing involving a sale of Receivables Program Assets to the Receivables Subsidiary by any Restricted Company and a subsequent substantially concurrent resale of such Receivables Program Assets, or an interest therein, to a third party shall be treated as a single Accounts Receivable Financing transaction.


                                        1             REVOLVING CREDIT AGREEMENT

      ACCOUNTS RECEIVABLE FINANCING AMOUNT means, with respect to any Accounts Receivable Financing and without duplication, the aggregate outstanding principal amount of the undivided percentage interests in the Receivables Program Assets, representing Rights to be paid a specified principal amount from such Receivables Program Assets.

      ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the QUOTIENT obtained by DIVIDING (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 MINUS the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

      ADMINISTRATIVE AGENT means Bank of America, N.A. and its permitted successors or assigns as "ADMINISTRATIVE AGENT" for Lenders under this Agreement.

      ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire substantially in the form of EXHIBIT C hereto, which each Lender shall complete and provide to Administrative Agent.

      AFFILIATE of any Person means any other individual or entity who directly or indirectly controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition only, "CONTROL," "CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise).

      AGENTS means, collectively, Co-Administrative Agents, Syndication Agent, and Co-Documentation Agents.

      AGREEMENT means this Revolving Credit Agreement and all Exhibits and Schedules hereto, as each may be amended, modified, supplemented, or restated from time to time.

      APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "LENDING OFFICE" of such Lender (or an Affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an Affiliate of such Lender) may from time to time specify to Administrative Agent and Borrower by written notice in accordance with the terms hereof.

      APPLICABLE MARGIN means the lowest percentage set forth in the table below for the Type of Borrowing or Facility Fees (as the case may be) which corresponds to Borrower's conformity, on any date of determination, with the ratings (or implied ratings) established by both S&P and Moody's applicable to Borrower's senior, unsecured, non-credit-enhanced, long term indebtedness for borrowed money ("INDEX DEBT"):

                                                                   APPLICABLE MARGIN
                                                  --------------------------------------------------------
                  RATINGS                                              EURODOLLAR
                                                  BASE RATE               RATE            FACILITY FEES
                                                  BORROWINGS           BORROWINGS
----------------------------------------------------------------------------------------------------------
         CATEGORY 1
A or higher by S&P;                                0.0000%              0.2700%              0.0800%
A2 or higher by Moody's
----------------------------------------------------------------------------------------------------------


                                        2             REVOLVING CREDIT AGREEMENT

                                                                   APPLICABLE MARGIN
                                                  --------------------------------------------------------
                  RATINGS                                              EURODOLLAR
                                                  BASE RATE               RATE            FACILITY FEES
                                                  BORROWINGS           BORROWINGS
----------------------------------------------------------------------------------------------------------
         CATEGORY 2
A- by S&P;                                         0.0000%              0.3100%              0.0900%
A3 by Moody's
----------------------------------------------------------------------------------------------------------
         CATEGORY 3
BBB+ by S&P;                                       0.0000%              0.3250%              0.1250%
Baa1 by Moody's
----------------------------------------------------------------------------------------------------------
         CATEGORY 4
BBB by S&P;                                        0.0000%              0.4750%              0.1500%
Baa2 by Moody's
----------------------------------------------------------------------------------------------------------
         CATEGORY 5
BBB- by S&P;                                       0.0000%              0.6000%              0.2000%
Baa3 by Moody's
----------------------------------------------------------------------------------------------------------
         CATEGORY 6
BB+ or lower by S&P;                               0.0000%              0.7500%              0.2500%
Ba1 or lower by Moody's
----------------------------------------------------------------------------------------------------------

      (a) For purposes of determining the Applicable Margin, (i) if neither Moody's nor S&P shall have in effect a rating for Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then both such rating agencies will be deemed to have established ratings for Index Debt in Category 6; (ii) if only one of Moody's or S&P shall have in effect a rating for Index Debt, Borrower and Lenders will negotiate in good faith to agree upon another rating agency to be substituted by an agreement for the rating agency which shall not have a rating in effect, and in the absence of such agreement the Applicable Margin will be determined by reference to the available rating; (iii) if the ratings established by Moody's and S&P shall differ by one Category, the Applicable Margin shall be determined by reference to the higher Category (with Category 1 being the highest and Category 6 being the lowest); (iv) if the ratings established by Moody's and S&P shall differ by more than one Category, the Applicable Margin shall be determined by reference to the Category that is one Category higher than the lower of the actual debt ratings established by the two rating agencies: (FOR EXAMPLE, if the rating from S&P is in Category 2 and the rating from Moody's is in Category 5, the Applicable Margin shall be determined by reference to Category 4); and (v) if any rating established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first publicly-announced by the rating agency making such change. If the rating system of either Moody's or S&P shall change prior to the payment in full of the Obligation and the cancellation of all commitments to lend hereunder, Borrower and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system. If both Moody's and S&P shall cease to be in the business of rating corporate debt obligations, Borrower and Lenders shall negotiate in good faith to agree upon a substitute


                                        3             REVOLVING CREDIT AGREEMENT
            rating agency and to amend the references to specific ratings in this definition to reflect the ratings used by such substitute rating agency.

      (b) Notwithstanding the foregoing, on any date of determination of the Applicable Margin for Eurodollar Rate Borrowings, if the sum of the Commitment Usage and the 364-Day Principal Debt exceeds 50% of the Total Commitment, then the Applicable Margin for Eurodollar Rate Borrowings shall be increased by .075% (such increased amount being herein referred to as, the "UTILIZATION FEE").

      APPROVED FUND means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      ARRANGERS means Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors and assigns, in their capacity as joint lead arrangers and joint book managers.

      AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (including, without limitation, the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of network facilities or any other telecommunications system.

      BANK OF AMERICA means Bank of America, N.A., in its individual capacity as a Lender, and its permitted successors and assigns.

      BASE RATE means, for any day, a fluctuating rate per annum equal to the HIGHER of (a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "PRIME RATE." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      BASE RATE BORROWING means a Borrowing bearing interest at the SUM of the Base Rate PLUS the Applicable Margin for Base Rate Borrowings.

      BORROWER is defined in the preamble to this Agreement.

      BORROWING means any amount disbursed (a) by one or more Lenders to Borrower under the Loan Papers, whether such amount constitutes an original disbursement of funds (as a Committed Borrowing, Competitive Borrowing, or otherwise), the continuation of an amount outstanding, or payment of a draft under an LC, or (b) by any Lender in accordance with, and to satisfy the obligations of any Restricted Company under, any Loan Paper.

      BORROWING DATE is defined in SECTION 2.5(a).

      BUSINESS DAY means (a) for all purposes, any day OTHER THAN Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, or New York, New York, (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial


                                        4             REVOLVING CREDIT AGREEMENT
banks are open for international business in London, and (c) in addition to the foregoing, for purposes of any fundings in, or conversions to or from, Foreign Currency, a day when commercial banks are open for international business in the principal financial center in the country which issues such Foreign Currency, as determined by Administrative Agent.

      CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

      CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Administrative Agent, LC Issuer, and Lenders, and all conditions precedent specified in SECTION 5.1 have been satisfied or waived.

      CO-ADMINISTRATIVE AGENTS means Bank of America, N.A. and The Chase Manhattan Bank, and their respective permitted successors or assigns as "CO-ADMINISTRATIVE AGENTS" for Lenders under the Loan Papers.

      CO-ARRANGERS means Banc of America Securities LLC, J.P. Morgan Securities Inc., Salomon Smith Barney Inc., ABN AMRO Bank N.V., and Deutsche Banc Alex. Brown Inc., and their respective permitted successors or assigns as "CO-ARRANGERS" under this Agreement.

      CO-DOCUMENTATION AGENTS means ABN AMRO Bank N.V. and Deutsche Bank AG New York Branch, and their respective permitted successors or assigns as "CO-DOCUMENTATION AGENTS" under the Loan Papers.

      CODE means the INTERNAL REVENUE CODE OF 1986, as amended, TOGETHER WITH rules and regulations promulgated thereunder.

      COMMITMENT means an amount (subject to availability, reduction, or cancellation as provided in this Agreement) equal to $1,600,000,000.

      COMMITMENT PERCENTAGE means, on any date of determination for any Lender, the proportion which any Lender's Committed Sum bears to the Commitment then in effect (without reference to any Competitive Bids or Competitive Borrowing then outstanding).

      COMMITMENT USAGE means, at the time of any determination thereof, the SUM of (a) the aggregate Principal Debt (whether under the Competitive Bid Subfacility or otherwise), PLUS (b) the LC Exposure.

      COMMITTED BORROWING means any Borrowing under the credit facility described in SECTION 2.1, other than a Competitive Borrowing.

      COMMITTED SUM means, on any date of determination for any Lender, the amount stated beside its name on SCHEDULE 2.1 (as such amount may be subject to availability, increase, reduction, adjustment, or cancellation from time to time in accordance with this Agreement.)

      COMPETITIVE BID means an offer by a Lender to fund a Borrowing under the Competitive Bid Subfacility pursuant to SECTION 2.3.

      COMPETITIVE BID NOTE means a promissory note in substantially the form of EXHIBIT A-2 and all renewals and extensions of all or any part thereof.


                                        5             REVOLVING CREDIT AGREEMENT

      COMPETITIVE BID RATE means, as to any Competitive Bid made by a Lender pursuant to SECTION 2.3, (a) in the case of a Eurodollar Rate Borrowing, the margin which shall be added to or subtracted from the Adjusted Eurodollar Rate, and (b) in the case of a Fixed Rate Borrowing, the fixed rate of interest, in each case, offered by the Lender making such Competitive Bid.

      COMPETITIVE BID REQUEST means a request for Competitive Bids made pursuant to SECTION 2.3(b) substantially in the form of EXHIBIT B-4.

      COMPETITIVE BID SUBFACILITY means a subfacility under this Agreement as described in and subject to the limitations of SECTION 2.3.

      COMPETITIVE BORROWING means any Borrowing under the Competitive Bid Subfacility.

      COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT D.

      CONSEQUENTIAL LOSS means any loss, cost, or expense which any Lender may reasonably incur as a result of (a) any continuation, conversion, payment or prepayment of any Borrowing (other than a Base Rate Borrowing) on a day other than the last day of the Interest Period for such Borrowing (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), or (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Borrowing) to prepay, borrow, continue or convert any Borrowing (other than a Base Rate Borrowing) on the date or in the amount notified by Borrower.

      CONSOLIDATED COMPANIES means, at any date of determination thereof, Borrower and each of its Subsidiaries (including the Unrestricted Subsidiaries).

      CONSOLIDATED NET WORTH means, for any period, the consolidated stockholders' equity of the Restricted Companies as determined in accordance with GAAP.

      CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of (a) the Financial Statements of Borrower for the fiscal year ended December 31, 2000, and the three-month period ended March 31, 2001, calculated on a consolidated basis for Borrower and the Consolidated Companies; or (b) the Financial Statements required to be delivered under SECTION 7.3(a) or 7.3(b), as the case may be, calculated on a consolidated basis for the Consolidated Companies.

      DEBT means (without duplication), for any Person, the sum of the following: (a) all liabilities, obligations, and indebtedness of such Person which in accordance with GAAP should be classified upon such Person's balance sheet as liabilities in respect of (i) money borrowed, including, without limitation, the Principal Debt, (ii) obligations of such Person under Capital Leases, and (iii) obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations, and obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (b) all obligations of the type referred to in CLAUSES (a)(i) through (a)(iii) preceding of other Persons for the payment of which such Person is responsible or liable as obligor, guarantor, or otherwise; (c) all obligations of the type referred to in CLAUSES (a)(i) through CLAUSE (a)(iii) and CLAUSE (b) preceding of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; (d) the face amount of all letters of credit and banker's acceptances issued for the account of such Person, and without duplication, all drafts drawn and unpaid thereunder; and (e) obligations arising under any Accounts Receivable Financing which in accordance


                                        6             REVOLVING CREDIT AGREEMENT
with GAAP should be classified upon such Person's balance sheet as liabilities; PROVIDED, HOWEVER, THAT Debt shall not include obligations of Borrower which are owed to a trust or other special purpose entity, all of whose common equity is beneficially owned by Borrower, SO LONG AS such obligations are held by such trusts or their representatives and are subordinate in right of payment to the Obligation.

      DEBTOR RELIEF LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments or similar Laws from time to time in effect affecting the Rights of creditors generally.

      DEFAULT is defined in SECTION 8.

      DEFAULT RATE means a per annum rate of interest equal from day to day to the LESSER of (a) the sum of the Base Rate plus the Applicable Margin for Base Rate Borrowings plus 2% AND (b) the Maximum Rate.

      DETERMINING LENDERS means for all purposes under the Loan Papers (i) on any date of determination occurring prior to the Termination Date, those Lenders who collectively hold at least 51% of the Commitment; and (ii) on any date of determination occurring on or after the Termination Date, those Lenders who collectively hold at least 51% of the Principal Debt and the LC Exposure.

      DISTRIBUTION for any Person means, with respect to any shares of any capital stock or other equity securities issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such securities, (b) the declaration or payment of any dividend on or with respect to any such securities, and (c) any other payment by such Person with respect to such securities.

      DOLLAR-EQUIVALENT, at any time, means, (a) any amount denominated in Dollars and (b) for any amount denominated in a Foreign Currency, an amount of Dollars into which Administrative Agent determines that it could convert the relevant amount of that Foreign Currency by using the applicable-quoted- spot rate reported on the appropriate page of the Reuters Screen (and any successor thereto) at 11:00 a.m. (London time) three Business Days before the day on which the calculation is made.

      DOLLARS and the symbol $ shall mean lawful money of the United States of America.

      ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of any Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); (c) an Approved Fund; and (d) any other Person approved by Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and, unless a Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 11.13, Borrower, such approval not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Lender and Administrative Agent from Borrower within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to Borrower; PROVIDED, HOWEVER, that neither Borrower nor any Affiliate of Borrower shall qualify as an Eligible Assignee.

      EMPLOYEE PLAN means an employee pension benefit plan covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate, but not including any Multiemployer Plan.

      ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants,


                                        7             REVOLVING CREDIT AGREEMENT
wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 ET SEQ.) ("CERCLA"), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 ET SEQ.) ("RCRA"), the Clean Water Act (33 U.S.C. ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. ss. 201 and ss. 300f ET SEQ.) and the Rivers and Harbors Act (33 U.S.C. ss. 401 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.) and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

      ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, and the regulations and rulings thereunder.

      ERISA AFFILIATE means, with respect to Borrower or any of its Subsidiaries, any company, trade, or business (whether or not incorporated) which, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or which is under common control with Borrower within the meaning of
SECTION 414(b), (c) OR (m) of the Code.

      EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor:

            (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate that appears on the page of the Telerate screen (and any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

            (b) if for any reason the rate in the preceding CLAUSE (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period; or

            (c) if the rates referenced in the preceding CLAUSES (a) and (b) are not available, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Borrowing being made, continued, or converted and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

      EURODOLLAR RATE BORROWING means, as the case may be, either (a) a Borrowing (OTHER THAN a Competitive Borrowing) bearing interest at the SUM of the Adjusted Eurodollar Rate PLUS the Applicable Margin for Eurodollar Rate Borrowings or (b) a Competitive Borrowing bearing interest at the SUM of the


                                        8             REVOLVING CREDIT AGREEMENT

Adjusted Eurodollar Rate PLUS or MINUS the margin indicated for such Competitive Borrowing in the related Competitive Bid.

      EXHIBIT means an exhibit to this Agreement unless otherwise specified.

      EXISTING AGREEMENT means the Amended and Restated Facility A Revolving Credit Agreement dated as of August 6, 1998, among Borrower, various lenders, and Bank of America, N.A., f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., as "ADMINISTRATIVE AGENT" thereunder (as such agreement has been or may be amended, extended, modified, or restated from time to time).

      EXISTING DEBT means on any date of determination, (a) the secured and unsecured Debt of Borrower and its Restricted Subsidiaries existing on the Closing Date and described in PART A of SCHEDULE 7.12; (b) on and after the effective date of any designation of Intermedia and its Subsidiaries as "RESTRICTED SUBSIDIARIES," the secured and unsecured Debt of Intermedia and its Subsidiaries existing on the Intermedia Merger Date and described in PART B of
SCHEDULE 7.12; and (c) renewals, extensions, and refinancings of any of the Existing Debt described in CLAUSES (A) and (B) TO THE EXTENT that the principal amount under (or the maximum principal amount that may be borrowed under) such Existing Debt is not increased on or after the Closing Date (with respect to Existing Debt listed in PART A of SCHEDULE 7.12) or on or after the Intermedia Merger Date (with respect to Existing Debt listed in PART B of SCHEDULE 7.12).

      FACILITY FEE is defined in SECTION 4.4.

      FCC means the Federal Communications Commission and any successor regulatory body.

      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED THAT (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

      FINANCIAL HEDGE means either (a) a swap, collar, floor, cap, or other contract which is intended to reduce or eliminate the risk of fluctuations in interest rates, or (b) a foreign exchange, currency hedging, commodity hedging, or other contract which is intended to reduce or eliminate the market risk of holding currency or a commodity in either the cash or futures markets, which Financial Hedge under either CLAUSE (a) or CLAUSE (b) is entered into by any Restricted Company with any Person under the Laws of a jurisdiction in which such contracts are legal and enforceable (EXCEPT as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity); PROVIDED THAT all documentation for Financial Hedges must conform to ISDA standards.

      FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the


                                        9             REVOLVING CREDIT AGREEMENT
preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

      FIXED RATE BORROWING means any Competitive Borrowing made from a Lender pursuant to SECTION 2.3 based upon an actual percentage rate per annum offered by such Lender, expressed as a decimal (to no more than four decimal places) and accepted by Borrower.

      FOREIGN CURRENCY means any freely-convertible lawful currency acceptable to Administrative Agent, so long as (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, and (c) no central bank or other governmental authorization in the country of issue of such currency is required to permit use of such currency by Administrative Agent for issuing LCs or honoring drafts presented under LCs in such currency; PROVIDED, THAT if, after the issuance of an LC in a Foreign Currency, the Foreign Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by a European single or common currency (the "EURO"), then thereafter the Foreign Currency for purposes of such LC shall be the Euro.

      FUND means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which (a) with respect to the covenant contained in SECTION 7.22 (and, to the extent used in or relating to such covenant, any defined terms), are in effect on the date hereof, and (b) for all other purposes hereunder, are applicable from time to time.

      GOVERNMENTAL AUTHORITY means any (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

      HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined or classified as a hazardous waste, hazardous material, pollutant, contaminant or toxic or hazardous substance under any Environmental Law, including without limitation, any hazardous substance within the meaning of SECTION 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) regulated asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

      INDENTURES means any indentures or other agreements pursuant to which notes, debentures, bonds, or debt securities are issued by any Restricted Company, including, without limitation, the following: Indenture dated as of May 15, 2000, between Borrower and The Chase Manhattan Trust Company, N.A., as trustee; Indenture dated as of March 1, 1997, between Borrower and The Chase Manhattan Trust Company, N.A., as successor trustee; Indenture dated as of January 26, 1994, between MFS Communications Company, Inc. and IBJ Schroder Bank & Trust Co., as trustee; Indenture dated as of January 23, 1996 between MFS Communications Company, Inc. and IBJ Schroder Bank & Trust Co., as trustee; Indenture dated as of February 26, 1996, between Brooks Fiber Properties, Inc. and The Bank of New York, as trustee; and Indenture dated as of May 29, 1997, between Brooks Fiber Properties, Inc. and The Bank of New York, as trustee; Indenture dated as of October 15, 1989, between MCI and Citibank, N.A., as trustee; Indenture dated as of February 17, 1995, between MCI and Citibank, N.A., as trustee; and Junior Subordinated Indenture dated as of May 29, 1996, between MCI and Wilmington Trust Company, as trustee, in each case as the same


                                       10             REVOLVING CREDIT AGREEMENT
have been or may be amended, modified, supplemented, or restated from time to time; and on and after the effective date of any designation of Intermedia and its Subsidiaries as "RESTRICTED SUBSIDIARIES," references to "INDENTURES" shall also include the Indenture dated as of May 14, 1996, between Intermedia and SunTrust Bank; Indenture dated as of July 9, 1997, between Intermedia and SunTrust Bank; Indenture dated as of October 30, 1997, between Intermedia and SunTrust Bank; Indenture dated as of December 23, 1997, between Intermedia and SunTrust Bank; Indenture dated as of May 27, 1998, between Intermedia and SunTrust Bank; Senior Note Indenture dated February 24, 1999, between Intermedia and SunTrust Bank; and Senior Subordinated Note Indenture dated February 24, 1999, between Intermedia and SunTrust Bank, in each case as the same may have been amended, modified, supplemented, or restated from time to time.

      INTEREST PERIOD is determined in accordance with SECTION 3.9.

      INTERMEDIA means Intermedia Communications Inc. and its successors by merger.

      INTERMEDIA MERGER means the merger of Intermedia with and into Wildcat Acquisition Corp., a Wholly-owned Subsidiary of Borrower, in accordance with the terms of the Intermedia Merger Agreement.

      INTERMEDIA MERGER AGREEMENT means the Agreement and Plan of Merger dated as of September 1, 2000, among Borrower, Intermedia, and Wildcat Acquisition Corp. (as amended to date and as hereinafter amended subject to the consent of Administrative Agent to any material amendment thereof, which consent shall not be unreasonably withheld).

      INTERMEDIA MERGER DATE means the date upon which the Intermedia Merger closes in accordance with the Intermedia Merger Agreement.

      LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

      LC means any standby letter of credit issued by LC Issuer under this Agreement pursuant to an LC Agreement.

      LC AGREEMENT means any standby letter of credit application and agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to LC Issuer for an LC for its own account (and for its benefit or the benefit of any other Restricted Company); PROVIDED THAT this Agreement shall control any conflict between the terms of this Agreement and any such LC Agreement.

      LC COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to the Dollar-Equivalent of $125,000,000.

      LC EXPOSURE means, at any time and WITHOUT DUPLICATION, the SUM of the Dollar-Equivalent of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs PLUS (b) the aggregate unpaid reimbursement obligations of Borrower in respect of drawings of drafts under any LC.

      LC ISSUER means Bank of America and its permitted successors as "LC ISSUER" under this Agreement.

      LC SUBFACILITY means a subfacility under this Agreement for the issuance of LCs (the LC Exposure in connection with which may never exceed $125,000,000), as described in and subject to the limitations of SECTION 2.2.


                                       11             REVOLVING CREDIT AGREEMENT

      LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1, and subject to the terms and conditions of this Agreement, their respective successors and assigns, but not any Participant who is not otherwise a party to this Agreement.

      LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      LITIGATION means any action by or before any Governmental Authority.

      LOAN PAPERS means (a) this Agreement, certificates delivered pursuant to this Agreement, and Exhibits and Schedules hereto, (b) all agreements, documents, or instruments in favor of Agents, LC Issuer, or Lenders (or Administrative Agent on behalf of Lenders or LC Issuer) ever delivered pursuant to this Agreement, or otherwise delivered in connection with all or any part of the Obligation, (c) all LCs and LC Agreements, and (d) all renewals, extensions, or restatements of, or amendments or supplements to, any of the foregoing.

      MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in any (a) material impairment of the ability of any Restricted Company to perform any of its payment or other material obligations under the Loan Papers or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Papers, (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations, in each case considered as a whole, or (c) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations of the Consolidated Companies, in each case considered as a whole. The phrase "COULD BE A MATERIAL ADVERSE EVENT" (and any similar phrase herein) means that there is a material probability of such Material Adverse Event occurring, and the phrase "COULD NOT BE A MATERIAL ADVERSE EVENT" (and any similar phrase herein) means that there is not a material probability of such Material Adverse Event occurring.

      MATERIAL SUBSIDIARY means, for purposes of SECTION 8.3, any Subsidiary of Borrower (or any group of Subsidiaries of Borrower) that individually or collectively own 10% or more of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.

      MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non- usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      MCI means MCI Communications Corporation.

      MOODY'S means Moody's Investors Service, Inc. or any successor thereto.

      MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) or 4001(a)(3) of ERISA or SECTION 414(F) of the Code to which any Restricted Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

      NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolving Notes and Competitive Bid Notes.


                                       12             REVOLVING CREDIT AGREEMENT

      NOTICE OF BORROWING is defined in SECTION 2.5(a).

      NOTICE OF CONVERSION is defined in SECTION 3.10.

      NOTICE OF LC is defined in SECTION 2.2(a).

      OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to any Agent, LC Issuer, or any Lender by any Restricted Company arising from, by virtue of, or pursuant to any Loan Paper, TOGETHER WITH all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers.

      PARTICIPANT is defined in SECTION 11.13(e).

      PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

      PERMITTED SUCCESSOR CORPORATION means any corporation into which Borrower is merged or consolidated, SO LONG AS:

            (a) immediately after giving effect to such merger or consolidation, the surviving corporation shall have then-effective debt ratings (or implied debt ratings) published by Moody's and S&P applicable to such surviving corporation's senior, unsecured, non-credit-enhanced, long term Debt, equal to or higher than BBB- by S&P, and Baa3 by Moody's;

            (b) such surviving corporation shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume all of Borrower's obligations for the due and punctual payment of the Obligation and the performance or observance of the Loan Papers;

            (c) immediately after giving effect to such merger or consolidation, no Default or Potential Default shall have occurred and be continuing;

            (d) Borrower shall have delivered to Administrative Agent a certificate signed by a Responsible Officer of Borrower and a written opinion of counsel satisfactory to Administrative Agent (and its counsel), each stating that such merger or consolidation complies with the requirements for a Permitted Successor Corporation and that all conditions precedent herein provided for relating to such merger or consolidation have been satisfied;

            (e) no "CHANGE OF CONTROL" (as described in SECTION 8.6) has occurred as a result of such merger or consolidation; and

            (f) on and prior to the closing of any such merger or consolidation, such merger and consolidation shall have been approved and recommended by the Board of Directors of Borrower.

      PERSON means any individual, entity, or Governmental Authority.

      POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.


                                       13             REVOLVING CREDIT AGREEMENT

      PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under this Agreement.

      PRO RATA or PRO RATA PART means on any date of determination for any Lender, (a) at any time prior to the Termination Date, such Lender's Commitment Percentage, or (b) at any time on or after the Termination Date, the proportion that (i) the SUM (without duplication) of the Principal Debt owed to such Lender PLUS such Lender's proportionate part (whether held directly or through a participation therein and determined after giving effect to any participations) of the LC Exposure bears to (ii) the SUM of the Principal Debt and the LC Exposure.

      PUC means any state or local regulatory agency or Governmental Authority that exercises jurisdiction over the rates or services or the ownership, construction, or operation of network facilities or telecommunications systems or over Persons who own, construct, or operate network facilities or telecommunications systems.

      RECEIVABLES means all Rights of any Consolidated Company (as a "SELLER" under Receivables Documents) to payments (whether constituting accounts, chattel paper, instruments, general intangibles, or otherwise, and including the Right to payment of any interest or finance charges) with respect to dedicated telecommunications services provided by any such Consolidated Company to its customers between designated customer premises.

      RECEIVABLES DOCUMENTS means one or more receivables purchase agreements entered into by one or more Consolidated Companies and each other instrument, agreement, and document entered into by such Consolidated Companies evidencing Accounts Receivable Financings.

      RECEIVABLES PROGRAM ASSETS means (a) all Receivables in which undivided percentage interests are transferred by any Consolidated Company pursuant to the Receivables Documents, (b) all Receivables Related Assets with respect to the Receivables described in CLAUSE (A) of this definition, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

      RECEIVABLES RELATED ASSETS means (a) any Rights arising under the documentation governing or relating to Receivables (including Rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, and (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with an Accounts Receivable Financing.

      RECEIVABLES SUBSIDIARY means a special purpose Wholly-owned Subsidiary created in connection with the transactions contemplated by an Accounts Receivable Financing, which Subsidiary engages in no activities, has no material liabilities, or owns no other assets, other than those incidental to such Accounts Receivable Financing.

      REGISTER is defined in SECTION 11.13(c).

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.


                                       14             REVOLVING CREDIT AGREEMENT

      RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

      REPORTABLE EVENT shall have the meaning specified in SECTION 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in SECTIONS 4043.21, 4043.24 and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

      REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

      RESERVE REQUIREMENT means, for any day during an Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100 of 1%) at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement with respect to, "EUROCURRENCY LIABILITIES" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate for each outstanding Eurodollar Rate Borrowing shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      RESPONSIBLE OFFICER means the chairman, president, chief executive officer, chief financial officer, senior vice president, or treasurer of Borrower, or, for all purposes under the Loan Papers other than SECTION 8.6, any other officer designated from time to time by the Board of Directors of Borrower, which designated officer is acceptable to Administrative Agent.

      RESTRICTED COMPANIES, at any time of determination thereof, means Borrower and the Restricted Subsidiaries.

      RESTRICTED SUBSIDIARIES means each of the Subsidiaries of Borrower (other than the Unrestricted Subsidiaries).

      REVOLVING NOTE means a promissory note substantially in the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

      RIGHTS means rights, remedies, powers, privileges, and benefits.

      RIGHTS OF WAY means the easements, rights of way, and other rights entitling the Restricted Companies to own, use, operate, and maintain the network facilities.

      S&P means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Papers.


                                       15             REVOLVING CREDIT AGREEMENT

      SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person has sufficient cash flow to enable it to pay its Debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses.

      SUBSIDIARY of any Person means any entity of which an aggregate of more than 50% of the Voting Stock issued by such Person is owned of record or beneficially, directly or indirectly, by such Person.

      SYNDICATION AGENT means Citibank, N.A.

      TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

      TERMINATION DATE means the EARLIER of (a) June 8, 2006, and (b) the effective date of any other termination or cancellation of Lenders' commitments to lend under, and in accordance with, this Agreement.

      TOTAL CAPITALIZATION means, on any date of determination, the SUM of Total Debt and Consolidated Net Worth.

      TOTAL COMMITMENT means, on any date of determination, the sum of the Commitment hereunder and the 364-Day Facility Commitment.

      TOTAL DEBT means (without duplication) all Debt of the Restricted Companies on a consolidated basis; PROVIDED THAT, in determining "TOTAL DEBT," Debt arising under the 8.00% Junior Subordinated Deferrable Interest Debentures (the "DEBENTURES") issued by MCI pursuant to Supplemental Indenture No. 1 to the Junior Subordinated Indenture dated as of May 29, 1996, between MCI and Wilmington Trust Company, as Trustee (as the same has been or may be amended, modified, supplemented, or restated, but not increased from time to time) shall not be included, SO LONG AS no "EVENT OF DEFAULT" under such Debentures or the related Indenture has occurred and is continuing on any date of determination.

      TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.

      UNRESTRICTED SUBSIDIARIES, at any time of determination thereof, shall mean (a) the Receivables Subsidiary and (b) any Subsidiary of Borrower designated as an "UNRESTRICTED SUBSIDIARY" from time to time in accordance with
SECTION 7.21. UNRESTRICTED SUBSIDIARY, at any time of determination, shall mean any of the Unrestricted Subsidiaries.

      UTILIZATION FEE has the meaning set forth in CLAUSE (b) of the definition of "APPLICABLE MARGIN" in this SECTION 1.1.

      VOTING STOCK shall mean securities (as such term is defined in SECTION 2(1) of the Securities Act of 1933, as amended) of any class or classes or other interests, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or other governing body of the issuer of such securities or interests.

      WHOLLY-OWNED when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of securities or other equity interests (EXCEPT shares required as directors' qualifying shares) issued by such Subsidiary shall be owned by Borrower or one or more of its Wholly-owned Subsidiaries.


                                       16             REVOLVING CREDIT AGREEMENT

      1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified, in the Loan Papers (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions,
(c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used, (e) references to "TELECOPY," "FACSIMILE," "FAX," or similar terms are to facsimile or telecopy transmissions,
(f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Papers, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

      1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Papers and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period.

SECTION 2 BORROWING PROVISIONS.

      2.1 COMMITMENTS. Subject to and in reliance upon the terms, conditions, representations, and warranties in the Loan Papers, each Lender, severally and not jointly, agrees to lend to Borrower such Lender's Commitment Percentage of one or more Committed Borrowings under this Agreement not to exceed such Lender's Committed Sum under this Agreement, which, subject to the Loan Papers, Borrower may borrow, repay, and reborrow under this Agreement; PROVIDED THAT (i) each such Committed Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (ii) each such Committed Borrowing shall be in an amount not less than (A) $5,000,000 or a greater integral multiple of $1,000,000 (if a Base Rate Borrowing), or (B) $10,000,000 or a greater integral multiple of $1,000,000 (if a Eurodollar Rate Borrowing); and (iii) on any date of determination, after giving effect to any requested Committed Borrowing, the Commitment Usage shall never exceed the Commitment.

      2.2 LC SUBFACILITY.

            (a) LC COMMITMENT. Subject to the terms and conditions of this Agreement and applicable Law, LC Issuer agrees, in reliance upon the agreement of the other Lenders in this SECTION 2.2, to issue LCs or to amend and renew LCs previously issued by it, upon Borrower's application therefor (denominated in Dollars or, upon Borrower's request and subject to this SECTION 2.2, in a Foreign Currency) by delivering to Administrative Agent a properly completed notice (a "NOTICE OF LC," substantially in the form of EXHIBIT B-3) and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued or amended; PROVIDED THAT (i) on any date of determination and after giving effect to any LC to be issued or amended on such date, the Commitment Usage (calculated at the then Dollar-Equivalent of that amount) shall never exceed the Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued or amended on such date, the LC Exposure (calculated at the then Dollar-Equivalent of that amount) shall never exceed the LC Commitment, (iii) at the time of issuance or amendment of such LC, no Default or Potential Default shall have occurred and be continuing, and
      (iv) each LC must expire NO LATER than the EARLIER of the thirtieth (30th) day prior to the Termination Date or two years from its issuance; PROVIDED FURTHER THAT (x) any LC may provide for automatic renewal for successive twelve month periods (but no renewal period may


                                       17             REVOLVING CREDIT AGREEMENT
      extend beyond the thirtieth (30th) day prior to the Termination Date) unless LC Issuer has given prior notice to the applicable beneficiary of its election not to extend such LC; (y) LC Issuer shall be under no obligation to issue any LC if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain LC Issuer from issuing such LC, or any Law applicable to LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over LC Issuer shall prohibit, or request that LC Issuer refrain from, the issuance of letters of credit generally or such LC in particular or shall impose upon LC Issuer with respect to such LC any restriction, reserve, or capital requirement (for which LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon LC Issuer any unreimbursed loss, cost, or expense which was not applicable on the Closing Date and which LC Issuer in good faith deems material to it, or
      (B) the issuance of such LC would violate one or more policies of LC Issuer; and (z) LC Issuer shall be under no obligation to amend any LC if
      (A) LC Issuer would have no obligation at such time to issue such LC in its amended form under the terms hereof, or (B) the beneficiary of such LC does not accept the proposed amendment to such LC. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain LCs shall be fully revolving; accordingly, Borrower may, prior to the Termination Date, obtain LCs to replace LCs that have expired or that have been drawn upon and reimbursed.

            (b) PARTICIPATIONS. Immediately upon the issuance by LC Issuer of any LC, LC Issuer shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage in such LC (calculated from time to time at the Dollar-Equivalent amount of such LC) and all Rights of LC Issuer in respect thereof (OTHER THAN Rights to receive certain fees provided for in SECTION 2.2(c)).

            (c) REIMBURSEMENT OBLIGATIONS. To induce LC Issuer to issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse LC Issuer (i) on the date on which any draft is presented under any LC, the Dollar-Equivalent amount (calculated at the then Dollar-Equivalent of such amount) of any draft paid or to be paid by LC Issuer and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 4) which LC Issuer customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit; PROVIDED THAT, (x) if Borrower has not reimbursed LC Issuer for any drafts paid or to be paid within 24 hours of demand therefor by LC Issuer, Administrative Agent is hereby irrevocably authorized to fund such reimbursement obligations (calculated at the then Dollar-Equivalent of such amount) as a Committed Borrowing under this Agreement to the extent of availability under this Agreement, without regard to the minimum and multiples specified in SECTION 2.1 for the principal amount of Base Rate Borrowings, but subject to the amount of the unutilized portion of the Commitment and the conditions set forth in SECTION 5.2 (other than the delivery of a Borrowing Notice); the proceeds of such Committed Borrowing under this Agreement shall be remitted by Administrative Agent directly to LC Issuer in payment of Borrower's reimbursement obligation with respect to the draft under the LC; and (y) if for any reason, funds are not advanced pursuant to this Agreement, then Borrower's reimbursement obligation shall continue to be due and payable. Borrower's obligations under this SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which Borrower may have at any time against LC Issuer or any other Person, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (A) any lack


                                       18             REVOLVING CREDIT AGREEMENT
      of validity or enforceability of this Agreement or any of the Loan Papers;
      (B) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), LC Issuer, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (C) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) the occurrence of any Potential Default or Default. To the extent any funding of a draft has been made by Lenders pursuant to SECTION 2.2(e) or under this Agreement, LC Issuer shall promptly distribute any such payments received from Borrower with respect to such draft to all Lenders funding such draft according to their ratable share. Interest on any amounts remaining unpaid by Borrower (and unfunded by a Committed Borrowing under this Agreement) under this clause at any time from and after the date such amounts become payable until paid in full shall be payable by Borrower to LC Issuer at the Default Rate. In the event any payment by Borrower received by LC Issuer with respect to an LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from LC Issuer in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by LC Issuer, contribute such Lender's ratable portion of the amount (calculated at the then Dollar-Equivalent of such amount) set aside, avoided, or recovered, TOGETHER WITH interest at the rate required to be paid by LC Issuer upon the amount required to be repaid by it.

            (d) GENERAL. LC Issuer shall promptly notify Borrower of the date and amount of any draft presented for honor under any LC (calculated at the then Dollar-Equivalent of such amount); PROVIDED THAT, failure to give any such notice shall not affect the obligations of Borrower hereunder. LC Issuer shall make payment (calculated at the then Dollar-Equivalent of such amount) upon presentment of a draft for honor unless it appears that presentment on its face does not comply with the terms of such LC, regardless of whether (i) any default or potential default under any other agreement has occurred and (ii) the obligations under any other agreement have been performed by the beneficiary or any other Person (and LC Issuer shall not be liable for any obligation of any Person thereunder). LC Issuer and Lenders shall not be responsible for, and Borrower's reimbursement obligations for honored drafts shall not be affected by, any matter or event whatsoever (including, without limitation, the validity or genuineness of documents or of any endorsements thereof, even if such documents should in fact prove to be in any respect invalid, fraudulent, or forged), or any dispute among any Consolidated Company, the beneficiary of any LC, or any other Person to whom any LC may be transferred, or any claims whatsoever of any Consolidated Company against any beneficiary of any LC or any such transferee; PROVIDED THAT, nothing in this Agreement shall constitute a waiver of Borrower's Rights to assert any claim based upon the gross negligence or wilful misconduct of LC Issuer or any Lender.

            (e) OBLIGATION OF LENDERS. If Borrower fails to reimburse LC Issuer as provided in SECTION 2.2(c) within 24 hours of the demand therefor by LC Issuer and funds are not advanced under this Agreement to satisfy the reimbursement obligations, then LC Issuer shall so notify Administrative Agent, which, in turn, shall promptly notify each Lender of Borrower's failure, of the date and amount of the draft (calculated at the then Dollar-Equivalent of such amount) paid, and of such Lender's Commitment Percentage thereof. Each Lender shall promptly and unconditionally make available to Administrative Agent (for the account of LC Issuer) in immediately available funds such Lender's Commitment Percentage of such unpaid reimbursement obligation (calculated at the then Dollar-Equivalent of such amount), which funds shall be paid to Administrative Agent on or before the close of business on the Business Day on which such notice was given by


                                       19             REVOLVING CREDIT AGREEMENT

      Administrative Agent (if given prior to 1:00 p.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 1:00 p.m., Dallas, Texas time). All such amounts payable by any such Lender shall include interest thereon accruing at the Federal Funds Rate from the day the applicable draft is paid by LC Issuer to (but not including) the date such amount is paid by such Lender to Administrative Agent. Until each Lender funds its participation pursuant to this SECTION 2.2(e) to reimburse LC Issuer for any amount drawn under any LC, interest in respect of such Lender's Commitment Percentage of such amount shall be solely for the account of LC Issuer. The obligations of Lenders to make payments to Administrative Agent (for the account of LC Issuer) with respect to LCs shall be irrevocable and not subject to any qualification or exception whatsoever (other than the gross negligence or wilful misconduct of LC Issuer) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances: (i) any lack of validity or enforceability of this Agreement or any of the Loan Papers; (ii) the existence of any claim, setoff, defense, or other Right which Borrower may have at any time against a beneficiary named in a LC, any transferee of any LC (or any Person for whom any such transferee may be acting), LC Issuer, any Lender, or any other Person, whether in connection with this Agreement, any LC, the transactions contemplated herein, or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any such LC); (iii) any draft, certificate, or any other document presented under the LC proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (iv) the occurrence of any Potential Default or Default.

            (f) DELIVERY OF LC. Borrower acknowledges that each LC will be deemed issued upon delivery to its beneficiary or Borrower. If Borrower requests any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels such LC, Borrower agrees to return it to LC Issuer together with Borrower's written certification that it has never been delivered to such beneficiary. If any LC is delivered to its beneficiary pursuant to Borrower's instructions, no cancellation thereof by Borrower shall be effective without written consent of such beneficiary to LC Issuer and return of such LC to LC Issuer. Borrower hereby agrees that if LC Issuer becomes involved in any dispute as a result of Borrower's cancellation of any LC, it shall indemnify LC Issuer and Lenders for all losses, costs, damages, expenses, and reasonable attorneys' fees suffered or incurred by LC Issuer and Lenders as a direct result thereof.

            (g) DUTIES OF LC ISSUER. LC Issuer agrees with each Lender that it will exercise and give the same care and attention to each LC as it gives to its other letters of credit, and LC Issuer's sole liability to each Lender with respect to such LCs (OTHER THAN liability arising from the gross negligence or willful misconduct of LC Issuer) shall be to distribute promptly to each Lender who has acquired a participating interest therein such Lender's ratable portion of any payments made to LC Issuer by Borrower pursuant to SECTION 2.2(c). Each Lender and Borrower agree that, in paying any draw under any LC, LC Issuer shall not have any responsibility to obtain any document (OTHER THAN any documents required by the respective LC) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person delivering any such document. LC Issuer, Lenders, and their respective Representatives shall not be liable to any other Lender or any Consolidated Company for the use which may be made of any LC or for any acts or omissions of any beneficiary thereof in connection therewith. Any action, inaction, error, delay, or omission taken or suffered by LC Issuer or any of its Representatives under or in connection with any LC, the draws, drafts, or documents relating thereto, or the transmission, dispatch, or delivery of any message or advice related thereto, if in good faith and in conformity with such Laws as LC Issuer or any of its Representatives may deem applicable and (unless otherwise expressly agreed by LC Issuer and Borrower when an LC is issued) the rules of the INTERNATIONAL STANDBY PRACTICES 1998 published by


                                       20             REVOLVING CREDIT AGREEMENT
      the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall be binding upon the Consolidated Companies and Lenders and shall not place LC Issuer or any of its Representatives under any resulting liability to any Consolidated Company or any Lender. Any action taken or omitted to be taken by LC Issuer under or in connection with any LC if taken or omitted in the absence of gross negligence or wilful misconduct shall not create for LC Issuer any resulting liability to any Lender or any Consolidated Company.

            (h) CASH COLLATERAL. On the Termination Date or upon any demand by Administrative Agent upon the occurrence and during continuance of a Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, (i) cash collateral in an amount equal to the LC Exposure existing on such date (calculated at the then Dollar-Equivalent of such amount) and (ii) such additional cash collateral as Administrative Agent may from time to time require to adjust for fluctuations in exchange rates, so that the cash collateral amount shall at all times equal or exceed the LC Exposure (calculated at the then Dollar-Equivalent of such amount).

            (i) INDEMNIFICATION. IN ADDITION TO AMOUNTS PAYABLE AS ELSEWHERE PROVIDED IN THIS AGREEMENT, BORROWER HEREBY AGREES TO PROTECT, INDEMNIFY, PAY (CALCULATED AT THE THEN DOLLAR-EQUIVALENT OF SUCH AMOUNT) AND SAVE ADMINISTRATIVE AGENT, LC ISSUER, AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES, AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES, INCLUDING ALLOCATED COST OF INTERNAL COUNSEL), WHICH ADMINISTRATIVE AGENT, LC ISSUER, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (A) THE ISSUANCE OF ANY LC, OR (B) THE FAILURE OF LC ISSUER TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION, WHETHER RIGHTFUL OR WRONGFUL, OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY; PROVIDED THAT, BORROWER SHALL HAVE NO LIABILITY TO INDEMNIFY ADMINISTRATIVE AGENT, LC ISSUER, OR ANY LENDER IN RESPECT OF ANY LIABILITY ARISING OUT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH PARTY OR ANY REPRESENTATIVES OF SUCH PARTY. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATIONS SET FORTH IN THIS SECTION 2.2(i) SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

            (j) LC AGREEMENTS, ETC. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not in any manner incorporated herein. The fees and other amounts payable with respect to each LC shall be as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

      2.3 COMPETITIVE BID SUBFACILITY.

            (a) In addition to Committed Borrowings under this Agreement otherwise provided for herein, but subject to the terms and conditions of the Loan Papers, Borrower may, as set forth in this SECTION 2.3, request Lenders to make offers to make Competitive Borrowings under this Agreement. Lenders may, but shall have no obligation to, make any such offers, and Borrower may, but shall have no obligation to, accept any such offers. Any Competitive Borrowings made available to Borrower hereunder shall be subject, however, to the conditions that on any date of determination: (i) the aggregate principal outstanding under all Competitive Borrowings under this Agreement made by all Lenders shall not exceed the Commitment then in effect; (ii) on any date of


                                       21             REVOLVING CREDIT AGREEMENT
      determination, the Commitment Usage shall not exceed the Commitment; and
      (iii) each Competitive Borrowing under the Competitive Bid Subfacility in respect of this Agreement must occur on a Business Day and prior to the Business Day immediately preceding the Termination Date.

            (b) In order to request Competitive Bids, Borrower shall deliver a Competitive Bid Request to Administrative Agent (i) not later than 10:00 a.m. Dallas, Texas time on the fourth Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) not later than 10:00 a.m. Dallas, Texas time one Business Day before the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. A Competitive Bid Request that does not conform substantially to the format of EXHIBIT B-4 may be rejected by Administrative Agent, and Administrative Agent shall promptly notify Borrower of such rejection. Each Competitive Bid Request shall refer to this Agreement and shall specify (i) whether the Competitive Borrowing then being requested will be comprised of Eurodollar Rate Borrowings or Fixed Rate Borrowings, (ii) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the aggregate principal amount thereof (which shall not be less than $5,000,000 or a greater integral multiple of $1,000,000), and (iii) the Interest Period with respect thereto (which may not be more than six months and which may not extend beyond the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, Administrative Agent shall notify Lenders of the Competitive Bid Request on a form substantially similar to EXHIBIT B-5 hereto, pursuant to which the Lenders are invited to bid, subject to the terms and conditions of this Agreement, to make Competitive Borrowings pursuant to such Competitive Bid Request. Notwithstanding the foregoing, Administrative Agent shall have no obligation to invite any Lender to make a Competitive Bid pursuant to this SECTION 2.3 until such Lender has delivered a completed Administrative Questionnaire to Administrative Agent.

            (c) Each Lender may make one or more Competitive Bids to Borrower responsive to each respective Competitive Bid Request. Each Competitive Bid by a Lender must be received by Administrative Agent substantially in the form of EXHIBIT B-6, (i) no later than 11:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any requested Competitive Borrowing that will be comprised of Eurodollar Rate Borrowings, or (ii) prior to 10:00 a.m. Dallas, Texas time on the Borrowing Date for any requested Competitive Borrowing that will be comprised of Fixed Rate Borrowings. Competitive Bids that do not conform substantially to the format of EXHIBIT B-6 may be rejected by Administrative Agent after conferring with, and upon the instruction of, Borrower, and Administrative Agent shall notify the appropriate Lender of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and shall (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by Borrower and may exceed such Lender's Committed Sum, subject to the limitations set forth in SECTION 2.3(a) hereof) of the Competitive Borrowing such Lender is willing to make to Borrower, (y) specify the Competitive Bid Rate at which such Lender is prepared to make its Competitive Borrowing, and (z) confirm the Interest Period with respect thereto specified by Borrower in its Competitive Bid Request. A Competitive Bid submitted by a Lender pursuant to this SECTION 2.3(c) shall be irrevocable.

            (d) Administrative Agent shall promptly notify Borrower of all Competitive Bids made and the Competitive Bid Rate and the principal amount of each Competitive Borrowing in respect of which a Competitive Bid was made and the identity of the Lender that made each bid.


                                       22             REVOLVING CREDIT AGREEMENT

            (e) Borrower may, subject only to the provisions of this SECTION 2.3(e), accept or reject any or all of the Competitive Bids referred to in
      SECTION 2.3(c); PROVIDED, HOWEVER, that the aggregate amount of the Competitive Bids so accepted by Borrower may not exceed the principal amount of the Competitive Borrowing requested by Borrower (subject to the further limitations of SECTION 2.3(a) hereof). Borrower shall notify Administrative Agent whether and to what extent it has decided to accept or reject any or all of the bids referred to in SECTION 2.3(c), (i) not later than 10:45 a.m. Dallas, Texas time three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing that is deemed a Eurodollar Rate Borrowing or (ii) not later than 11:00 a.m., Dallas, Texas time on the day specified for a proposed Competitive Borrowing that is deemed a Fixed Rate Borrowing; PROVIDED, HOWEVER, that
      (w) the failure by Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in SECTION 2.3(c), (x) Borrower shall not accept a bid under this Agreement in the same or lower principal amount made at a particular Competitive Bid Rate if Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (y) if Borrower shall accept bids made at a particular Competitive Bid Rate but shall be restricted by other conditions hereof from borrowing the principal amount of the Competitive Borrowing in respect of which bids at such Competitive Bid Rate have been made, then Borrower shall accept a ratable portion of each bid made at such Competitive Bid Rate based as nearly as possible on the respective principal amounts of the Competitive Borrowing for which such bids were made, and (z) no bid shall be accepted for a Competitive Borrowing unless the aggregate principal amount to be funded pursuant to all accepted bids under this Agreement shall be in a minimum amount of $5,000,000 or a greater integral multiple of $1,000,000 for each respective Lender whose bid is accepted. Notwithstanding the foregoing, if it is necessary for Borrower to accept a ratable allocation of the bids for this Agreement made in response to a Competitive Bid Request (whether pursuant to the events specified in CLAUSE (Y) above or otherwise) and the available principal amount of the Competitive Borrowing to be allocated among Lenders submitting Competitive Bids is not sufficient to enable Competitive Borrowings to be allocated to each such Lender in a minimum principal amount of $5,000,000 or a greater integral multiple of $1,000,000, then Borrower shall select the Lenders to be allocated such Competitive Borrowings and shall round allocations up or down to the next higher or lower multiple of $500,000 as it shall deem appropriate. A notice given by Borrower pursuant to this SECTION 2.3(e) shall be irrevocable.

            (f) Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (which notice to those Lenders whose Competitive Bids have been accepted will be given within one hour from the time such bid was accepted by Borrower and shall further indicate in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to advance the Competitive Borrowing in respect of which its bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, Administrative Agent shall notify each bidding Lender of the aggregate principal amount of all Competitive Bids under this Agreement accepted for and the range of Competitive Bid Rates submitted in connection with that Competitive Borrowing.

            (g) If any Competitive Borrowing is to consist of Eurodollar Rate Borrowings, Administrative Agent shall determine the Adjusted Eurodollar Rate for the relevant Interest Period, and promptly after making such determination, shall notify Borrower and Lenders that will be participating in such Competitive Borrowing of such Adjusted Eurodollar Rate.

            (h) Each Lender that has received notice pursuant to SECTION 2.3(f) that all or a portion of its Competitive Bid has been accepted by Borrower shall make the amount of its Competitive


                                       23             REVOLVING CREDIT AGREEMENT

      Borrowing available to Administrative Agent in immediately available funds at Administrative Agent's office not later than 1:00 p.m., Dallas, Texas time, on the date of the requested Competitive Borrowing. Upon satisfaction of the applicable conditions set forth in SECTION 5.2, Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent. No Lender shall be responsible for the failure of any other Lender to advance its Competitive Borrowing.

            (i) If Administrative Agent shall at any time elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to Borrower one-half hour earlier than the latest time at which the other Lenders are required to submit their bids to Administrative Agent pursuant to SECTION 2.3(c).

            (j) Each Competitive Borrowing shall be due and payable on the last day of the applicable Interest Period; PROVIDED THAT if Borrower fails to repay any Competitive Borrowing on such day, Borrower shall be deemed to have given a Notice of Borrowing requesting Lenders to make a Base Rate Borrowing under this Agreement in the amount of such Competitive Borrowing, subject to satisfaction of the conditions specified in SECTION 5.2; PROVIDED THAT failure to repay such Competitive Borrowing on the last day of the applicable Interest Period shall not constitute a failure to satisfy such conditions.

      2.4 TERMINATION OF COMMITMENTS. Without premium or penalty, and upon giving not less than three (3) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may permanently terminate in whole or in part the unused portion of the Commitment; PROVIDED THAT: (a) each partial termination shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; (b) the amount of the Commitment may not be reduced below the Commitment Usage; and (c) each reduction shall be allocated among Lenders in accordance with their respective Commitment Percentages. Promptly after receipt of such notice of termination or reduction, Administrative Agent shall notify each Lender of the proposed cancellation or reduction. Such termination or partial reduction of the Commitment shall be effective on the Business Day specified in Borrower's notice (which date must be at least three (3) Business Days after Borrower's delivery of such notice). In the event that the Commitment is reduced to zero at a time when there are no outstanding LCs or Principal Debt, this Agreement shall be terminated to the extent specified in SECTION 11.14, and all Facility Fees and other fees then earned and unpaid hereunder and all other amounts of the Obligation relating to this Agreement then due and owing shall be immediately due and payable, without notice or demand by Administrative Agent or any Lender. The LC Commitment shall be automatically and permanently reduced from time to time in accordance with Borrower's instructions on the date of each reduction in the Commitment such that the LC Commitment does not exceed the Commitment after giving effect to such reduction of the Commitment.

      2.5 BORROWING PROCEDURE. The following procedures apply to Committed
Borrowings:

            (a) Each Borrowing shall be made on Borrower's notice (a "NOTICE OF BORROWING," substantially in the form of EXHIBIT B-1) to Administrative Agent requesting that Lenders fund a Committed Borrowing on a certain date (the "BORROWING DATE"), which notice (i) shall be irrevocable and binding on Borrower, (ii) shall specify the Borrowing Date, amount, Type, and (for a Committed Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, and (iii) must be received by Administrative Agent no later than 10:00 a.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or on the Business Day immediately preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Notice of Borrowing.


                                       24             REVOLVING CREDIT AGREEMENT

            (b) Each Lender shall remit its Commitment Percentage of each requested Committed Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the Borrowing Date therefor. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Determining Lenders) make such funds available to Borrower by causing such funds to be deposited to Borrower's account as designated to Administrative Agent by Borrower. Notwithstanding the foregoing, unless Administrative Agent shall have been notified by a Lender prior to a Borrowing Date that such Lender does not intend to make available to Administrative Agent such Lender's Commitment Percentage of the applicable Committed Borrowing, Administrative Agent may assume that such Lender has made such proceeds available to Administrative Agent on such date, as required herein, and Administrative Agent may (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrower or waived by Determining Lenders), in reliance upon such assumption (but shall not be required to), make available to Borrower a corresponding amount in accordance with the foregoing terms, but, if such corresponding amount is not in fact made available to Administrative Agent by such Lender on such Borrowing Date, Administrative Agent shall be entitled to recover such corresponding amount on demand (i) from such Lender, together with interest at the Federal Funds Rate during the period commencing on the date such corresponding amount was made available to Borrower and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from such Lender, or (ii) if such Lender fails to pay such corresponding amount forthwith upon such demand, then from Borrower, TOGETHER WITH interest at a rate per annum equal to the applicable rate for such Committed Borrowing during the period commencing on such Borrowing Date and ending on (but excluding) the date Administrative Agent recovers such corresponding amount from Borrower. No Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of any Committed Borrowing.

SECTION 3 TERMS OF PAYMENT.

      3.1 LOAN ACCOUNTS, NOTES, AND PAYMENTS.

            (a) The Principal Debt owed to each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent (including, without limitation, the Register) and each Lender shall be conclusive evidence absent manifest error of the amount of the Borrowings made by Borrower from each Lender under this Agreement (and subfacilities thereunder) and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower under the Loan Papers to pay any amount owing with respect to the Obligation.

            (b) Upon the request of any Lender made through the Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be): (i) a Revolving Note (with respect to Principal Debt OTHER THAN under the Competitive Bid Subfacility) and (ii) a Competitive Bid Note (with respect to Principal Debt arising and outstanding under the Competitive Bid Subfacility).

            (c) All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Papers shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without condition or deduction for setoff,


                                       25             REVOLVING CREDIT AGREEMENT
      counterclaim, defense, or recoupment. Subject to the definition of "INTEREST PERIOD" herein, whenever any payment under this Agreement or any other Loan Paper shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable and as the case may be. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; PROVIDED such payment is received by Administrative Agent prior to 12:00 noon Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following. If and to the extent Administrative Agent shall not make such payments to Lenders when due as set forth in the preceding sentence, such unpaid amounts shall accrue interest, payable by Administrative Agent, at the Federal Funds Rate from the due date until (but not including) the date on which Administrative Agent makes such payments to Lenders.

            (d) Unless Borrower has notified Administrative Agent prior to the date any payment is required to be made by it to Administrative Agent hereunder, that Borrower will not make such payment, Administrative Agent may assume that Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to Lenders (or LC Issuer, as the case may be) entitled thereto. If and to the extent that such payment was not in fact made to Administrative Agent in immediately available funds, then each Lender shall forthwith on demand repay to Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by Administrative Agent to such Lender to the date such amount is repaid to Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect. A notice of Administrative Agent to any Lender with respect to any amount owing under this CLAUSE (d) shall be conclusive, absent manifest error.

      3.2 INTEREST AND PRINCIPAL PAYMENTS.

            (a) Interest on each Eurodollar Rate Borrowing or on each Fixed Rate Borrowing shall be due and payable as it accrues on the last day of its respective Interest Period and on the Termination Date, as applicable; PROVIDED THAT if any Interest Period is a period greater than three (3) months, then accrued interest shall also be due and payable on each date that is a multiple of three (3) months after the commencement of such Interest Period. Interest on each Base Rate Borrowing shall be due and payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Termination Date.

            (b) The Commitment shall be permanently canceled and reduced to $0 on the Termination Date, and Borrower shall pay on such Termination Date all outstanding Principal Debt, TOGETHER WITH all accrued and unpaid interest and fees.

            (c) On any date of determination, if the Commitment Usage exceeds the Commitment then in effect (whether as a result of fluctuations in exchange rates or otherwise), then Borrower shall make a mandatory prepayment of the Principal Debt in at least the amount of such excess, TOGETHER WITH (i) all accrued and unpaid interest on the principal amount so prepaid and (ii) any Consequential Loss arising as a result thereof.


                                       26             REVOLVING CREDIT AGREEMENT

            (d) After giving Administrative Agent advance written notice of the intent to prepay, Borrower may voluntarily prepay all or any part of the Principal Debt from time to time and at any time, in whole or in part, without premium or penalty; PROVIDED THAT: (i) such notice must be received by Administrative Agent by 12:00 noon Dallas, Texas time on (A) the third Business Day preceding the date of prepayment of a Eurodollar Rate Borrowing, and (B) one Business Day preceding the date of prepayment of a Base Rate Borrowing; (ii) each such partial prepayment must be in a minimum amount of at least $5,000,000 or a greater integral multiple of $1,000,000 thereof (if a Eurodollar Rate Borrowing or a Base Rate Borrowing); (iii) all accrued interest on the Obligation must also be paid in full, to the date of such prepayment; and (iv) Borrower shall pay any related Consequential Loss within ten (10) days after demand therefor. Each notice of prepayment shall specify the prepayment date, the facility or the subfacility hereunder being prepaid, the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein. Notwithstanding the foregoing, Borrower shall not voluntarily prepay any Competitive Borrowing prior to the last day of the Interest Period therefor.

      3.3 INTEREST OPTIONS. Except where specifically otherwise provided, Borrowings shall bear interest at a rate per annum equal to the LESSER OF (a) as to the respective Type of Borrowing (as designated by Borrower in accordance with this Agreement), the Base Rate plus the Applicable Margin for Base Rate Borrowings, the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings, the Adjusted Eurodollar Rate plus the Competitive Bid Rate for Eurodollar Rate Borrowings under the Competitive Bid Subfacility, or any other Competitive Bid Rate under the Competitive Bid Subfacility, as the case may be, AND (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other Person, upon the effective date of such change.

      3.4 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated employee of Borrower may call Administrative Agent on or before the date on which a Notice of Borrowing is to be delivered by Borrower in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Notice of Borrowing is given.

      3.5 DEFAULT RATE. At the option of Determining Lenders and to the extent permitted by Law, all past-due Principal Debt and accrued interest thereon shall bear interest from maturity (stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; PROVIDED THAT the Default Rate shall automatically apply in the case of SECTION 2.2(c) where the Default Rate is specified.

      3.6 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between
(a) the LESSER OF the amount of interest which would have accrued if such designated rates had at all times been in effect AND the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.


                                       27             REVOLVING CREDIT AGREEMENT

      3.7 INTEREST CALCULATIONS.

            (a) All payments of interest shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of a Eurodollar Rate Borrowing, a Fixed Rate Borrowing or Base Rate Borrowings calculated with reference to the Federal Funds Rate (unless such calculation would result in the interest on the Borrowings exceeding the Maximum Rate in which event such interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing calculated with reference to the Base Rate. All interest rate determinations and calculations by Administrative Agent shall be conclusive and binding absent manifest error.

            (b) The provisions of this Agreement relating to calculation of the Base Rate, the Adjusted Eurodollar Rate, and Competitive Bid Rates are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate.

      3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Paper, no Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on the Obligation, or any part thereof, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation; PROVIDED THAT, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

      3.9 INTEREST PERIODS. When Borrower requests any Eurodollar Rate Borrowing or a Fixed Rate Borrowing, Borrower may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrower's option, one, two, three, or six months or, if available to all Lenders, nine or twelve months (in respect of any Eurodollar Rate Borrowing) and any period of up to six
(6) months (with respect to any Fixed Rate Borrowing); PROVIDED, HOWEVER, THAT:
(a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (UNLESS such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or UNLESS there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such


                                       28             REVOLVING CREDIT AGREEMENT
portion of the Principal Debt; and (d) no more than an aggregate of ten (10) Interest Periods shall be in effect at one time.

      3.10 CONVERSIONS. Borrower may (a) convert a Eurodollar Rate Borrowing on the last day of an Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and (c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving notice (a "NOTICE OF CONVERSION," substantially in the form of EXHIBIT B-2) of such intent no later than 10:00 a.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 10:00 a.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); PROVIDED THAT the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $10,000,000 or a greater integral multiple of $1,000,000. Administrative Agent shall timely notify each Lender with respect to each Notice of Conversion. Absent Borrower's Notice of Conversion or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate.

      3.11 ORDER OF APPLICATION.

            (a) So long as no Default or Potential Default has occurred and is continuing, payments and prepayments of the Obligation shall be applied in the order and manner as Borrower may direct; PROVIDED THAT, each such payment or prepayment (other than payments of fees payable solely to Administrative Agent or a specific Lender) shall be allocated to each Lender in the proportion that the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders under this Agreement (or any subfacility hereunder) in respect of which such payment was made.

            (b) If a Default or Potential Default has occurred and is continuing (or if Borrower fails to give directions as permitted under SECTION 3.11(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied in the following order:

                  (i) to the ratable payment of all fees, reasonable expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Papers; (as used in this SECTION 3.11(b)(i), a "RATABLE PAYMENT" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or Agent bears to the total aggregate fees, expenses, and indemnities owed to all Lenders and Agents on such date of determination);

                  (ii) to the Pro Rata payment of all accrued and unpaid
            interest on the Principal Debt;

                  (iii) to the ratable payment of any reimbursement obligation with respect to any LC which is due and payable and which remains unfunded by any Borrowing; PROVIDED THAT, such payments shall be allocated ratably among LC Issuer and the Lenders which have funded their participation in such LC;


                                       29             REVOLVING CREDIT AGREEMENT

                  (iv) to the Pro Rata payment of the remaining Principal Debt in such order as Determining Lenders may elect (PROVIDED THAT, Determining Lenders will apply such proceeds in an order that will minimize any Consequential Loss);

                  (v) as a deposit with Administrative Agent, for the benefit of
            Lenders, as security for, and to provide for the payment of, any reimbursement obligations, if any, thereafter arising with respect to any issued and outstanding LCs; and

                  (vi) to the payment of the remaining Obligation in the order and manner Determining Lenders deem appropriate.

Subject to the provisions of SECTION 10 and provided that Administrative Agent shall in any event not be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Determining Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with this Agreement and the related Loan Papers.

      3.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.13) (other than pursuant to
SECTION 3.15, 3.19, or 3.20) which is in excess of its ratable share of any such payment, such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this section may to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.13 OFFSET. Upon the occurrence and during the continuance of a Default, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.12) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation owed to such Lender.

      3.14 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; PROVIDED THAT no Affiliate shall be entitled to receive any greater payment under SECTION 3.15 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

      3.15 INCREASED COST AND REDUCED RETURN.

            (a) CHANGES IN LAW. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority:

                  (i) shall subject such Lender (or its Applicable Lending
            Office) to any Tax with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar


                                       30             REVOLVING CREDIT AGREEMENT

            Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Papers in respect of any Eurodollar Rate Borrowings (other than with respect to Taxes imposed on the overall net income of such Lender by any jurisdiction and other than liabilities, interest, and penalties incurred as a result of the gross negligence or wilful misconduct of such Lender);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending
            Office) or the London interbank market any other condition affecting the Loan Papers or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the actual cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Papers with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction as provided in SECTION 3.15(c) below. If any Lender requests compensation by Borrower under this SECTION 3.15(a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 3.18 shall be applicable); PROVIDED, THAT such suspension shall not affect the Right of such Lender to receive the compensation so requested.

            (b) CAPITAL ADEQUACY. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return by an amount deemed by it to be material on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) CHANGES IN APPLICABLE LENDING OFFICE. COMPENSATION STATEMENT. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth in reasonable detail the additional amount or amounts to be paid hereunder which shall be presumed correct in the


                                       31             REVOLVING CREDIT AGREEMENT
      absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      3.16 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

            (a) INABILITY TO DETERMINE EURODOLLAR RATE. Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

            (b) COSTS OF FUNDS. Determining Lenders determine (which determination shall be conclusive absent manifest error) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

      3.17 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 3.18 shall be applicable); PROVIDED THAT, such Lender will use best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate any illegality, if such change, in the reasonable judgment of such Lender, is not otherwise disadvantageous to such Lender.

      3.18 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 3.15, 3.16, or 3.17 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 3.17 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 3.15, 3.16, or 3.17 hereof that gave rise to such conversion no longer exist:

            (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

            (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.


                                       32             REVOLVING CREDIT AGREEMENT

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 3.15, 3.16, or 3.17 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 3.18 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held ratably (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

      3.19 COMPENSATION; REPLACEMENT OF LENDERS.

            (a) Upon the request of any Lender (with a copy to Administrative Agent), Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for and shall hold such Lender harmless from, any Consequential Loss; PROVIDED THAT, in each case, the Person claiming such Consequential Loss has furnished Borrower with a reasonably detailed statement of such loss, which statement shall be conclusive in the absence of manifest error.

            (b) If any Lender requests compensation under SECTION 3.15 or if Borrower is required to pay additional amounts to or for the account of any Lender pursuant to SECTION 3.20 (collectively, "ADDITIONAL AMOUNTS"), then Borrower may, at its sole expense and effort, upon written notice to such Lender and Administrative Agent, require such Lender to assign and delegate, without recourse, all its interests, Rights, and obligations under this Agreement and the other Loan Papers (other than any outstanding Competitive Borrowings held by such Lender) to an Eligible Assignee that shall assume such obligations; PROVIDED THAT, (i) Borrower shall have received the prior written consent of Administrative Agent to any such assignment; (ii) such Lender shall have received payment from Borrower of any Additional Amounts owed to such Lender by Borrower for periods prior to the replacement of such Lender and any actual costs incurred as a result of such replacement of a Lender; (iii) such assignment will result in reduction or elimination of the Additional Amounts; and (iv) such assignment and acceptance shall be made in accordance with, and subject to the requirements and restrictions contained in, SECTION 11.13(b). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrowing to require such assignment and delegation cease to apply.

      3.20 TAXES.

            (a) GENERAL. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, EXCLUDING, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by any jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Administrative Agent (as the case may
      be) is organized or any political subdivision thereof and other liabilities, interest, and penalties incurred as a result of the gross negligence or wilful misconduct of such Lender or Administrative Agent (all such non-excluded Taxes referred to as "NON-EXCLUDED TAXES"). If Borrower shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required


                                       33             REVOLVING CREDIT AGREEMENT
      deductions (including deductions applicable to additional sums payable under this SECTION 3.20) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Administrative Agent, at its address listed in SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

            (b) STAMP AND DOCUMENTARY TAX. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property Taxes which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "OTHER TAXES").

            (c) INDEMNIFICATION FOR TAXES. BORROWER AGREES TO INDEMNIFY EACH LENDER AND EACH AGENT FOR THE FULL AMOUNT OF NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY BORROWER AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY NON-EXCLUDED TAXES THAT SHOULD HAVE BEEN WITHHELD BY BORROWER OR OTHER TAXES IMPOSED OR ASSERTED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 3.20) PAID BY SUCH LENDER OR SUCH AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES OTHER THAN THOSE INCURRED AS A RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH LENDER OR SUCH AGENT) ARISING THEREFROM OR WITH RESPECT THERETO.

            (d) WITHHOLDING TAX FORMS. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter, including, without limitation, upon the expiration or obsolescence of any previously delivered form or upon the written request of Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so) shall provide Borrower and Administrative Agent with (i) two duly completed copies of INTERNAL REVENUE SERVICE FORM W-BEN, W-8ECI, W-8IMY, W-9, or other applicable form, as the case may be, certifying in each case that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payment pursuant to the "portfolio interest" exception under section 871(h) or 881(c) of the Code, (ii) if applicable, a statement indicating that such Lender is entitled to the "portfolio interest" exception under
      Section 871(h) or 881(c)(3) of the Code, and (iii) any other governmental forms or certificates which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate withholding tax, which has been reasonably requested by Borrower or Administrative Agent. If an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms.

            (e) FAILURE TO PROVIDE WITHHOLDING FORMS; CHANGE IN TAX LAW. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the


                                       34             REVOLVING CREDIT AGREEMENT
      appropriate form pursuant to SECTION 3.20(D) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this SECTION 3.20 with respect to Non-Excluded Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Non-Excluded Taxes. Each Lender which fails to provide to Borrower in a timely manner such forms shall reimburse Borrower or Administrative Agent upon demand for any penalties paid by Borrower or Administrative Agent as a result of any failure of Borrower to withhold the required amounts that are caused by such Lender's failure to provide the required forms in a timely manner.

            (f) CHANGES IN APPLICABLE LENDING OFFICE. If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 3.20, then such Lender will use best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) TAX PAYMENT RECEIPTS. Within thirty (30) days after the date of any payment of Non-Excluded Taxes or Other Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

            (h) SURVIVAL. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 3.20 shall survive the termination of the Commitment and the payment in full of the Obligation.

SECTION 4 FEES.

      4.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 4: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in this Agreement, (c) shall be payable in accordance with SECTION 3.1, (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day, but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

      4.2 FEES OF ADMINISTRATIVE AGENT. Borrower shall pay to Administrative Agent the fees described in that certain separate letter agreement dated as of May 10, 2001 (as thereafter amended or modified from time to time), among Borrower, Administrative Agent, and Banc of America Securities LLC, which payments shall be made on the dates specified, and in amounts calculated in accordance with, such letter agreement.

      4.3 LC FEES. Borrower shall pay to LC Issuer, for the ratable benefit of Lenders, in accordance with their respective Commitment Percentages, a fee for each LC, payable in installments in arrears, SO LONG AS such LC remains outstanding. Such installments shall be paid for the period from and including the date of issuance of the applicable LC to but excluding the next quarterly payment date (as hereinafter specified),


                                       35             REVOLVING CREDIT AGREEMENT
and thereafter for the period from and including such quarterly payment date to but excluding the next quarterly payment date or (if earlier) the expiry date of such LC. Such installments shall be paid on each March 31, June 30, September 30, December 31, and on the Termination Date. Each such installment shall be in an amount equal to the product of (a) (i) the Applicable Margin for Eurodollar Rate Borrowings (inclusive of any Utilization Fee, if any) in effect on the date of payment of such fee (and applied on a per annum basis), MULTIPLIED BY (b) the face amount (on a Dollar-Equivalent basis) of such LC, and pro rated (in accordance with SECTION 4.1(f)) for the period for which such installment is due. If there is any change in the Applicable Margin during any quarter, the actual daily amount of each LC shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

      4.4 FACILITY FEES. Following the Closing Date, Borrower shall pay to Administrative Agent, for the ratable account of Lenders, a facility fee ("FACILITY FEE"), payable in installments in arrears, on each March 31, June 30, September 30, and December 31 and on the Termination Date, commencing September 30, 2001. Each installment shall be in an amount equal to the Applicable Margin designated in SECTION 1.1 for Facility Fees MULTIPLIED BY the amount of the average daily Commitment (whether used or unused), in each case during the period from and including the last payment date to and excluding the payment date for such installment; PROVIDED THAT each such installment shall be calculated in accordance with SECTION 4.1(f). Solely for the purposes of this
SECTION 4.4, "RATABLE" shall mean, for any period of calculation, with respect to any Lender, that proportion which (i) the average daily Committed Sum of such Lender during such period bears to (ii) the amount of the average daily Commitment (used or unused) during such period. If there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more of the conditions in SECTION 5 is not met.

SECTION 5 CONDITIONS PRECEDENT.

      5.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective unless and until Administrative Agent has received (a) all of the agreements, documents, instruments, and other items described on SCHEDULE 5.1, and (b) a certificate signed by a Responsible Officer of Borrower dated the Closing Date (in form and substance satisfactory to Administrative Agent), certifying that as of the Closing Date, (i) there has been no material adverse change since December 31, 2000 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of Borrower and its Subsidiaries taken as a whole or in the facts and information regarding such entities as represented to Lenders or Agents on or prior to the Closing Date; and (ii) there is no Litigation pending or threatened before any Governmental Authority which (A) is reasonably likely to be a Material Adverse Event, or (B) purports to affect any transaction contemplated in the Loan Papers or the ability of the Consolidated Companies to perform their respective obligations under the Loan Papers.

      5.2 CONDITIONS PRECEDENT TO EACH BORROWING. In addition to the conditions stated in SECTION 5.1 (other than SECTION 5.1(b)), Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing (excluding Borrowings constituting the payment by LC Issuer of drafts under LCs), and LC Issuer will not be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be:

            (a) Administrative Agent shall have timely received therefor a Notice of Borrowing, a Notice of LC (together with the applicable LC Agreement), or Notice of Competitive Borrowing as the case may be;


                                       36             REVOLVING CREDIT AGREEMENT

            (b) Administrative Agent and LC Issuer shall have received, as applicable, the LC fees provided for in SECTION 4.3 hereof or any fees then payable as provided for in SECTIONS 4.2 and 4.4, if applicable;

            (c) all of the representations and warranties of any Consolidated Company set forth in the Loan Papers are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Loan Papers);

            (d) no Default or Potential Default shall have occurred and be continuing;

            (e) the funding of such Borrowing and issuance of such LC, as the case may be, is permitted by Law; and

            (f) all matters related to such Borrowing or issuance of such LC must be satisfactory to Determining Lenders (and LC Issuer, in the case of the issuance of an LC) and their respective counsel in their reasonable determination, and upon the reasonable request of Administrative Agent, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers which are necessary to enable Borrower to qualify for such Borrowing.

Each Notice of Borrowing and Notice of LC delivered to Administrative Agent shall constitute the representation and warranty by Borrower to Administrative Agent that the statements in CLAUSES (c), (d), and (e) above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior approval of Determining Lenders, Lenders may fund any Borrowing, and LC Issuer may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Determining Lenders specifically waive each such item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

      6.1 PURPOSE OF CREDIT FACILITY. Borrower will use all proceeds of Borrowings for general corporate purposes of the Restricted Companies, including, without limitation, liquidity support for commercial paper. No Restricted Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of REGULATION U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulations T, U, and X (as enacted by the Board of Governors of the Federal Reserve System, as amended). "MARGIN STOCK" (as defined in REGULATION U) constitutes less than 25% of those assets of the Restricted Companies which are subject to any limitation on sale, pledge, or other similar restrictions hereunder.

      6.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Restricted Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Except where failure could not be a Material Adverse Event, each Restricted Company (a) is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same, and (b) possesses all requisite authority, power, licenses, approvals, permits, Authorizations, and franchises to use its assets and conduct its business as is now being, or is contemplated


                                       37             REVOLVING CREDIT AGREEMENT
herein to be, conducted, except where failure could not be a Material Adverse Event. No Authorization is required to authorize, or is required in connection with, the execution, delivery, legality, validity, binding effect, performance, or enforceability of the Loan Papers consummated on or prior to the date this representation or warranty (or reconfirmation thereof) is made under the Loan Papers, EXCEPT those Authorizations the failure of which to be obtained or made could not be a Material Adverse Event. The Restricted Companies have obtained all Authorizations of the FCC and any applicable PUC necessary to conduct their businesses, and all such Authorizations are in full force and effect, without conditions, EXCEPT such conditions as are generally applicable to holders of such Authorizations. There are no violations of any such Authorizations which could, individually or collectively, be a Material Adverse Event, nor are there any proceedings pending or, to the knowledge of Borrower, threatened against the Restricted Companies to revoke or limit any such Authorization which could, individually or collectively, be a Material Adverse Event, and Borrower has no knowledge that any such Authorizations will not be renewed in the ordinary course, EXCEPT for any nonrenewals that could not be a Material Adverse Event.

      6.3 AUTHORIZATION AND CONTRAVENTION. The execution, delivery, and performance by Borrower of each Loan Paper and its obligations thereunder (a) are within the corporate power of Borrower, (b) will have been duly authorized by all necessary corporate action on the part of Borrower when such Loan Paper is executed and delivered, (c) require no action by or in respect of, consent of, or filing with, any Governmental Authority, which action, consent, or filing has not been taken or made on or prior to the Closing Date, (d) will not violate any provision of the charter or bylaws of Borrower, (e) will not violate any provision of Law applicable to it, other than such violations which individually or collectively could not be a Material Adverse Event, (f) will not violate any material written or oral agreements, contracts, commitments, or undertakings to which it is a party, other than such violations which could not be a Material Adverse Event, and (g) will not result in the creation or imposition of any Lien on any asset of any Consolidated Company that is material in relation to the Consolidated Companies taken as a whole.

      6.4 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

      6.5 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Consolidated Companies as of and for the portion of the fiscal year ending on the date or dates thereof (subject only to normal year-end audit adjustments). There were no material liabilities, direct or indirect, fixed or contingent, of the Consolidated Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected.

      6.6 LITIGATION, CLAIMS, INVESTIGATIONS. No Restricted Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Restricted Company, and, if so adversely determined, could (individually or collectively with other Litigation) be a Material Adverse Event. There are no judgments, decrees, or orders of any Governmental Authority outstanding against any Restricted Company that could be a Material Adverse Event.

      6.7 TAXES. All Tax returns of each Consolidated Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file could not be a Material Adverse Event, and all Taxes imposed upon each Consolidated Company which are due and payable have been paid prior to delinquency, OTHER THAN Taxes for which the criteria for Liens permitted under SECTION 7.13(f) have been satisfied or for which nonpayment thereof could not constitute a Material Adverse Event.


                                       38             REVOLVING CREDIT AGREEMENT

      6.8 ENVIRONMENTAL MATTERS. No Consolidated Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Consolidated Company that could be a Material Adverse Event, (b) knows of any violation by any Consolidated Company of any Environmental Law, except for such violations that could not be a Material Adverse Event, or (c) knows that any Consolidated Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that could not be a Material Adverse Event; PROVIDED, HOWEVER, THAT each Consolidated Company (x) to the best of its knowledge, has in full force and effect all environmental permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

      6.9 ERISA COMPLIANCE. (a) No Employee Plan has incurred an accumulated funding deficiency, as defined in SECTION 302 of ERISA and SECTION 412 of the Code, (b) neither Borrower nor any ERISA Affiliate has incurred material liability which is currently due and remains unpaid under TITLE IV of ERISA to the PBGC or to an Employee Plan in connection with any such Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) Borrower has not engaged in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code) which would be a Material Adverse Event, and (e) no Reportable Event has occurred which is likely to result in the termination of an Employee Plan. The present value of all benefit liabilities within the meaning of TITLE IV of ERISA under each Employee Plan (based on those actuarial assumptions used to fund such Employee Plan) did not, as of the last annual valuation date for the 1999 plan year of such Plan, exceed the value of the assets of such Employee Plan, and the total present values of all benefit liabilities within the meaning of TITLE IV of ERISA of all Employee Plans (based on the actuarial assumptions used to fund each such Plan) did not, as of the respective annual valuation dates for the 1999 plan year of each such Plan, exceed the value of the assets of all such plans.

      6.10 PROPERTIES; LIENS. Each Restricted Company has good and marketable title to (or, in the case of Rights of Way, the right to use) all its property reflected on the Current Financials, EXCEPT for (a) property that is obsolete,
(b) property that has been disposed of in the ordinary course of business, (c) property with title defects or failures in title which would not be a Material Adverse Event, or (d) as otherwise permitted by the Loan Papers. Except for Liens permitted in SECTION 7.13, there is no Lien on any property of any Restricted Company, and the execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien on such property.

      6.11 GOVERNMENT REGULATIONS. No Restricted Company is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended, or any other Law (other than REGULATIONS T, U, and X of the Board of Governors of the Federal Reserve System and the requirements of any PUC or public service commission) which regulates the incurrence of Debt.

      6.12 NO DEFAULT. No event has occurred and is continuing or would result from the incurring of obligations by Borrower under this Agreement or any other Loan Paper which constitutes a Default or a Potential Default. No Restricted Company is in default under or with respect to any material written or oral agreements, contracts, commitments, or undertakings to which any Restricted Company is party (including without limitation, the Existing Agreement) which could, individually or together with all such defaults, be a Material Adverse Event.

      6.13 SENIOR INDEBTEDNESS. All of the Obligation constitutes "SENIOR INDEBTEDNESS" or "SENIOR DEBT" (or ranks at least PARI PASSU with other senior and unsubordinated indebtedness) under the terms of the


                                       39             REVOLVING CREDIT AGREEMENT

Indentures to which Borrower is a party or any other unsecured senior Debt or secured or unsecured subordinated Debt of Borrower.

SECTION 7 COVENANTS. Borrower covenants and agrees (and agrees to cause each other Restricted Company and Consolidated Company to the extent any covenant is applicable to such Restricted Company or Consolidated Company) to perform, observe, and comply with each of the following covenants, from the Closing Date and SO LONG THEREAFTER AS Lenders are committed to fund Borrowings and LC Issuer is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of all other interest, fees, and other amounts of the Obligation then due and owing, UNLESS Borrower receives a prior written consent to the contrary by Administrative Agent as authorized by Determining Lenders:

      7.1 USE OF PROCEEDS. Borrower shall use the proceeds of Borrowings (or request the issuance of LCs) only for the purposes represented herein.

      7.2 BOOKS AND RECORDS. The Consolidated Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP (with such exceptions as may be noted in the Current Financials provided to Administrative Agent).

      7.3 ITEMS TO BE FURNISHED. Borrower shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

            (a) Promptly after preparation, and no later than 110 days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (or in lieu thereof the FORM 10-K of the Consolidated Companies filed with the Securities and Exchange Commission for such fiscal year), accompanied by:

                  (i) the unqualified opinion of a firm of nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements (calculated with respect to the Consolidated Companies) were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Consolidated Companies;

                  (ii) a certificate from such accounting firm to Administrative
            Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained such knowledge, the nature and period of existence thereof; and

                  (iii) a Compliance Certificate with respect to such Financial
            Statements.

            (b) Promptly after preparation, and no later than 65 days after the last day of each fiscal quarter of Borrower (other than the fourth fiscal quarter of each fiscal year), Financial Statements showing the consolidated financial condition and results of operations calculated for the Consolidated Companies (or in lieu thereof the FORM 10-Q of the Consolidated Companies filed with the Securities and Exchange Commission for such fiscal quarter), accompanied by a Compliance Certificate with respect to such Financial Statements.

            (c) Notice, promptly after Borrower knows or has reason to know of
      (i) the existence and status of any Litigation which could be a Material Adverse Event, or of any order or judgment for the payment of money which (individually or collectively) is in excess of $100,000,000, or any


                                       40             REVOLVING CREDIT AGREEMENT
      warrant of attachment, sequestration, or similar proceeding against a Consolidated Company's assets having a value (individually or collectively) of $100,000,000; (ii) any other Litigation affecting the Restricted Companies which Borrower would be required to report to the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended, within four Business Days after reporting the same to the Securities and Exchange Commission; (iii) a Default or Potential Default, specifying the nature thereof and what action Borrower or any other Consolidated Company has taken, is taking, or proposes to take with respect thereto; (iv) the receipt by any Consolidated Company of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization granted by the FCC or any applicable PUC, or any other Authorization which any Consolidated Company is required to hold in order to operate its business in compliance with all applicable Laws, other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event; (v) a default or event of default under any material agreement of any Restricted Company which could be a Material Adverse Event; (vi) the receipt by any Consolidated Company of notice of any violation or alleged violation of any Environmental Law, which violation or alleged violation could individually or collectively with other such violations or allegations, constitute a Material Adverse Event; or (vii)
      (A) the occurrence of a Reportable Event that, alone or TOGETHER WITH any other Reportable Event, could reasonably be expected to result in liability of Borrower to the PBGC in an aggregate amount exceeding $100,000,000; (B) any expressed statement in writing on the part of the PBGC of its intention to terminate any Employee Plan or Plans; (C) Borrower's or an ERISA Affiliate's becoming obligated to file with the PBGC a notice of failure to make a required installment or other payment with respect to an Employee Plan; or (D) the receipt by Borrower or an ERISA Affiliate from the sponsor of a Multiemployer Plan of either a notice concerning the imposition of withdrawal liability in an aggregate amount exceeding $100,000,000 or of the impending termination or reorganization of such Multiemployer Plan.

            (d) Promptly upon request therefor by Administrative Agent or Lenders holding, in the aggregate, at least 25% of the Commitment (through Administrative Agent), such information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Consolidated Companies, and such opinions, certifications and documents, in addition to those mentioned in this Agreement, as reasonably requested.

      7.4 INSPECTIONS. On and after the occurrence of any Potential Default or Default, the Consolidated Companies shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their affairs, conditions, and finances with the Consolidated Companies' other creditors, directors, officers, employees, other representatives, and independent accountants, from time to time, during reasonable business hours, as often as may be desired, and all at the expense of Borrower.

      7.5 TAXES. Each Consolidated Company (a) shall promptly pay when due any and all Taxes OTHER THAN Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any lien securing same have been and continue to be stayed, and (b) shall not, directly or indirectly, use any portion of the proceeds of any Borrowing to pay the wages of employees unless a timely payment to or deposit with the appropriate Governmental Authorities of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.


                                       41             REVOLVING CREDIT AGREEMENT

      7.6 PAYMENT OF OBLIGATIONS. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Papers. Each Restricted Company shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation arising under the Loan Papers] are being contested in good faith by appropriate proceedings).

      7.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 7.20, each Restricted Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the failure to so maintain its authority to transact business could be a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain could be a Material Adverse Event;
(c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, except where the failure to do so would not be a Material Adverse Event; and (d) do all things necessary to obtain, renew, extend, and continue in effect all Authorizations issued by the FCC or any applicable PUC which may at any time and from time to time be necessary for the Consolidated Companies to operate their businesses in compliance with applicable Law, where the failure to so renew, extend, or continue in effect could be a Material Adverse Event.

      7.8 INSURANCE. Each Consolidated Company shall, at its cost and expense, maintain insurance with financially sound and reputable insurers, in such amounts, and covering such risks, as shall be ordinary and customary for similar companies in the industry, EXCEPT where the failure to so maintain would not be a Material Adverse Event.

      7.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Consolidated Company shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Determining Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

      7.10 EMPLOYEE BENEFIT PLANS. Borrower shall not directly or indirectly, engage in any "PROHIBITED TRANSACTION" (as defined in SECTION 406 of ERISA or SECTION 4975 of the Code), and Borrower and its ERISA Affiliates shall not, directly or indirectly, (a) incur any "ACCUMULATED FUNDING DEFICIENCY" as such term is defined in SECTION 302 of ERISA and SECTION 412 of the Code with respect to any Employee Plan, (b) permit any Employee Plan to be subject to involuntary termination proceedings pursuant to TITLE IV of ERISA, or (c) fully or partially withdraw from any Multiemployer Plan, if such prohibited transaction, accumulated funding deficiency, termination proceeding, or withdrawal would result in liability on the part of Borrower in excess of $100,000,000.

      7.11 ENVIRONMENTAL LAWS. Each Consolidated Company shall (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where the failure to so comply or correct would not be a Material Adverse Event; (b) shall promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Consolidated Company or at any facility operated by any Consolidated Company to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment, except where the failure to do so would not be a Material Adverse Event; and (c) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Consolidated Company arising under applicable Environmental Laws or as a result of environmentally-related injuries to Persons or property.


                                       42             REVOLVING CREDIT AGREEMENT

      7.12 DEBT. No Restricted Company shall, directly or indirectly, create, incur, or suffer to exist any direct, indirect, fixed, or contingent liability for any Debt, OTHER THAN:

            (a) The Obligation;

            (b) Existing Debt;

            (c) Debt incurred by any Restricted Company under the 364-Day Facility;

            (d) Debt arising under the Existing Agreement;

            (e) Debt incurred by any Restricted Company under any Financial Hedge with any Lender or an Affiliate of any Lender;

            (f) Debt between Restricted Companies, SO LONG AS any such inter-company Debt owed by Borrower to any other Restricted Company is unsecured; or Debt of any Restricted Company to the Receivables Subsidiary; and

            (g) Debt of any Restricted Company not otherwise permitted by this
      SECTION 7.12, SO LONG AS (i) no Default or Potential Default exists on the date any such Debt is created, incurred, or assumed or arises after giving effect to such Debt incurrence; and (ii) if such Debt is secured, on the date any such secured Debt is created, incurred, or assumed, the principal amount of such secured Debt, when aggregated with the principal amount of all other secured Debt of the Restricted Companies incurred in accordance with this SECTION 7.12(g), does not exceed 10% of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.

Notwithstanding anything in this SECTION 7.12 to the contrary, the aggregate principal amount of all Debt of the Restricted Subsidiaries may not exceed, on any date of determination, the SUM of (i) 10% of the book value of the consolidated assets of the Restricted Companies, determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate, PLUS (ii) on and after the effective date of any designation of Intermedia and its Subsidiaries as "RESTRICTED SUBSIDIARIES" hereunder, the principal amount of all Existing Debt of Intermedia and its Subsidiaries existing on the Intermedia Merger Date (as renewed, refinanced, or extended, but not increased).

      7.13 LIENS. No Restricted Company will, directly or indirectly, create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, EXCEPT:

            (a) Liens securing Debt permitted to be incurred or outstanding under SECTION 7.12(b) and SECTION 7.12(g), SO LONG AS (i) with respect to Liens securing Existing Debt, such Liens are limited to the assets securing such Existing Debt on the Closing Date (in the case of Existing Debt described in PART A of SCHEDULE 7.12) or on the Intermedia Merger Date (in the case of Existing Debt described in PART B of SCHEDULE 7.12),
      (ii) no Default or Potential Default exists on the date any such Lien is granted or created, (iii) the aggregate amount of all Debt secured by such Liens does not exceed the aggregate amount of secured Debt permitted by SECTIONS 7.12(b) and 7.12(g)(ii); and (iv) the aggregate amount of Debt of Restricted Subsidiaries secured by such Liens does not exceed the amount of Restricted Subsidiary Debt permitted under SECTION 7.12;


                                       43             REVOLVING CREDIT AGREEMENT

            (b) Pledges or deposits made to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, other than Liens imposed by ERISA;

            (c) Good-faith pledges or deposits made to secure performance of bids, tenders, insurance, or other contracts (OTHER THAN for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business of the Restricted Companies;

            (d) Encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use;

            (e) If no Lien has been agreed to or filed in any jurisdiction, (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialmen's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable;

            (f) The following, SO LONG AS the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP shall have been made, levy and execution thereon have been stayed and continue to be stayed, and they do not in the aggregate materially detract from the value of the property of the Person in question, or materially impair the use thereof in the operation of its business: (i) claims and Liens for Taxes (other than Liens relating to Environmental Laws or ERISA); (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (iv) adverse judgments on appeal;

            (g) Liens on the Receivables Program Assets created pursuant to any Receivables Documents evidencing Accounts Receivable Financing permitted by SECTION 7.19(d) and reasonable and customary reserves established in connection with the sale of Receivables permitted under SECTION 7.19(d); and

            (h) Any attachment or judgment Lien not constituting a Default or Potential Default.

      7.14 TRANSACTIONS WITH AFFILIATES. Except for those transactions listed on
SCHEDULE 7.14, no Restricted Company shall enter into any material transaction with any of its Affiliates (excluding transactions among or between Restricted Companies), OTHER THAN (i) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such Restricted Company could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate and (ii) sales and contributions of Receivables Program Assets from Borrower or certain Restricted Subsidiaries to the Receivables Subsidiary pursuant to an Accounts Receivable Financing permitted by SECTION 7.19(d); PROVIDED, THAT, for the purposes hereof, determinations of materiality shall be made in the good faith judgment of Borrower with respect to the Restricted Companies taken as a whole.


                                       44             REVOLVING CREDIT AGREEMENT

      7.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Restricted Company shall violate the provisions of any Laws applicable to it, including, without limitation, all rules and regulations promulgated by the FCC or any applicable PUC, or any material written or oral agreement, contract, commitment, or undertaking to which it is a party, if such violation alone, or when aggregated with all other such violations, could be a Material Adverse Event; no Consolidated Company shall violate the provisions of its charter or bylaws, or modify, repeal, replace, or amend any provision of its charter or bylaws, if such action could adversely affect the Rights of Lenders.

      7.16 ASSIGNMENT. Without the express written consent of all Lenders, Borrower shall not assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

      7.17 PERMITTED DISTRIBUTIONS. Borrower may not, directly or indirectly, declare, make, or pay any Distributions if any Default or Potential Default exists or will exist after giving effect to any such Distribution. Any Distribution permitted hereunder is permitted only to the extent such Distribution is made in accordance with applicable Law and constitutes a valid, non-voidable transaction.

      7.18 RESTRICTIONS ON SUBSIDIARIES. No Restricted Subsidiary shall, directly or indirectly, enter into or permit to exist any material arrangement or agreement (other than the Loan Papers) which directly or indirectly prohibits any such Restricted Subsidiary from (a) declaring, making, or paying, directly or indirectly, any Distribution to Borrower or any other Restricted Subsidiary,
(b) paying any Debt owed to Borrower or any other Restricted Subsidiary, (c) making loans, advances, or investments to Borrower or any other Restricted Subsidiary, or (d) transferring any of its property or assets to Borrower or any other Restricted Subsidiary.

      7.19 SALE OF ASSETS. No Restricted Company shall, directly or indirectly, sell, assign, transfer, or otherwise dispose of any of its assets except: (a) disposition of obsolete or worn-out property or real property no longer used or useful in its business; (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection; (c) sales of inventory in the ordinary course of business; (d) the sale, assignment, transfer, or other disposition of undivided percentage interests in the Receivables Program Assets pursuant to any Accounts Receivables Financing, SO LONG AS the aggregate Accounts Receivable Financing Amount payable from the Receivables Program Assets to the purchasers under all such Accounts Receivable Financings does not exceed $2,000,000,000 on any date of determination; (e) asset sales between Restricted Companies; and (f) if no Default or Potential Default then exists or arises as a result thereof, additional sales or disposition of other assets, if after giving effect to such sales or disposition, the aggregate book value of assets sold on and after the Closing Date does not exceed 20% of the book value of the consolidated assets of the Restricted Companies determined as of the date of, and with respect to, the Current Financials and the related Compliance Certificate.

      7.20 MERGERS AND DISSOLUTIONS. No Restricted Company will, directly or indirectly, merge or consolidate with any other Person, other than (a) mergers or consolidations by Borrower with another Person; (b) mergers or consolidations by any Restricted Subsidiary with another Person, if a Restricted Subsidiary is the surviving or resulting entity; (c) mergers or consolidations among Restricted Companies; (d) as previously approved by Determining Lenders; and (e) mergers or consolidations between Restricted Companies and Unrestricted Subsidiaries; PROVIDED THAT, under this SECTION 7.20, unless previously approved by Determining Lenders, (i) in any merger or consolidation involving Borrower, Borrower or a Permitted Successor Corporation must be the surviving or resulting entity, (ii) in any merger or consolidation involving a Wholly-owned Restricted Subsidiary, a Wholly-owned Subsidiary must be the surviving or resulting entity; and, (iii) in any merger or consolidation involving any other Restricted Company (including any acquisition effected as a merger), a Restricted Subsidiary must be the surviving or resulting entity. No Restricted Company shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (x)


                                       45             REVOLVING CREDIT AGREEMENT
liquidations, wind ups, or dissolutions incident to mergers or consolidations permitted under this SECTION 7.20, or (y) liquidations, wind ups, or dissolutions of a Restricted Subsidiary if no Default or Potential Default exists or would result therefrom and its proportionate share of assets (if any) are transferred to a Restricted Company.

      7.21 DESIGNATION OF UNRESTRICTED COMPANIES. So long as no Default or Potential Default exists or arises as a result thereof, Borrower may from time to time designate a Subsidiary as an Unrestricted Subsidiary or designate an Unrestricted Subsidiary as a Restricted Subsidiary; PROVIDED THAT, Borrower shall (a) provide Administrative Agent written notification of such designation, and (b) deliver to Administrative Agent a Compliance Certificate demonstrating pro-forma compliance with SECTIONS 7.12 and 7.22 immediately prior to and after giving effect to such designation.

      7.22 FINANCIAL COVENANT. As calculated on a consolidated basis for the Restricted Companies, Borrower shall never permit the ratio of Total Debt to Total Capitalization, on any date of determination, to exceed 0.68 to 1.00.

SECTION 8 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

      8.1 PAYMENT OF OBLIGATION. The failure or refusal of (a) Borrower to pay
(i) Principal Debt within three days after the same becomes due in accordance with the Loan Papers; (ii) interest, fees, or any other part of the Obligation within five days after the same becomes due and payable in accordance with the Loan Papers; or (iii) the indemnifications and reimbursements provided for in SECTIONS 3.15, 3.19, and 3.20 within ten days after demand therefor as required by such Sections; or (b) any Restricted Company to punctually and properly perform, observe, and comply with SECTION 9.12 or with any other provision in the Loan Papers setting forth indemnification or reimbursement obligations (other than pursuant to SECTIONS 3.15, 3.19, and 3.20) of the Restricted Companies, and such failure or refusal continues for 15 days.

      8.2 COVENANTS. The failure or refusal of Borrower (and, if applicable, any other Consolidated Company) to punctually and properly perform, observe, and comply with: (a) any covenant, agreement, or condition contained in SECTIONS 7.1, 7.12, 7.13 (other than by reason of attachment or involuntary Lien), 7.16, 7.17, and 7.19 through 7.21; (b) any covenant, agreement, or condition contained in SECTION 7.13 (if by reason of an attachment or involuntary Lien), 7.18, and 7.22, which failure or refusal continues for 15 days; or (c) any other covenant, agreement, or condition contained in any Loan Paper (OTHER THAN the covenants to pay the Obligation set forth in SECTION 8.1 and the covenants in CLAUSES (A) and
(B) hereof), which failure or refusal continues for 30 days.

      8.3 DEBTOR RELIEF. Borrower or any Material Subsidiary (a) shall not be Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, OTHER THAN as a creditor or claimant, or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (UNLESS, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing).

      8.4 JUDGMENTS AND ATTACHMENTS. Any Restricted Company fails, within 60 days after entry, to pay, bond, or otherwise discharge any one or more judgments or orders for the payment of money (not paid or fully covered by insurance) in excess of $100,000,000 (individually or collectively) or the equivalent thereof in another currency or currencies, or any warrant of attachment, sequestration, or similar proceeding


                                       46             REVOLVING CREDIT AGREEMENT
against any Restricted Company's assets having a value (individually or collectively) of $100,000,000 or the equivalent thereof in another currency or currencies, which is not either (a) stayed on appeals; (b) being diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside on the books of such Restricted Company in accordance with GAAP, or (c) dismissed by a court of competent jurisdiction.

      8.5 MISREPRESENTATION. Any representation or warranty made by any Consolidated Company contained in any Loan Paper shall at any time prove to have been incorrect in any material respect when made.

      8.6 CHANGE OF CONTROL. (a) A Responsible Officer or Officers become the "BENEFICIAL OWNER" (as defined in RULE 13(d)(3) under the 1934 Act and herein so called) of 50% or more of the Voting Stock of Borrower; (b) any Special Shareholder or Special Shareholders become beneficial owners of 50% or more of the Voting Stock of Borrower; or (c) any other Person or two or more Persons (acting within the meaning of RULE 13(d)(3) under the 1934 Act), OTHER THAN Persons described in CLAUSE (a) hereof, become the beneficial owner of 20% or more of the Voting Stock of Borrower. As used herein, "SPECIAL SHAREHOLDERS" shall mean (i) any Person or two or more Persons (acting within the meaning of RULE 13(d)(3) under the 1934 Act) who were on December 4, 1992 (or prior to any change in beneficial ownership were) beneficial owners of 20% or more of the Voting Stock of LDDS Communications, Inc., a Tennessee corporation and the predecessor of Borrower, or immediately prior to the merger between LDDS Communications, Inc., a Tennessee corporation, and Advanced Telecommunications Corporation, a Delaware corporation, were beneficial owners of 20% or more of the Voting Stock of either such company, and (ii) Metromedia Company, a Delaware general partnership.

      8.7 DEFAULT UNDER OTHER AGREEMENTS. (a) The occurrence and continuance of a "DEFAULT" under the 364-Day Agreement or the Existing Agreement; (b) any default exists under any agreement to which a Restricted Company is a party, the effect of which is to cause, or to permit any Person to cause, an amount of Debt of such Restricted Company in excess (individually or collectively) of $100,000,000 (or the equivalent thereof in another currency or currencies) to become due and payable by any Restricted Company (whether by acceleration or by its terms); or (c) any default exists under any material written or oral agreement, contract, commitment, or undertaking to which a Restricted Company is a party, the effect of which would be a Material Adverse Event, unless, in the case of this CLAUSE (c), and SO LONG AS, such default is being contested by such Restricted Company in good faith by appropriate proceedings, and adequate reserves in respect thereof have been established on the books of such Restricted Company to the extent required by GAAP.

      8.8 EMPLOYEE BENEFIT PLANS. (a) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of SECTION 412(n)(1) of the Code), shall have occurred with respect to any Employee Plan or Plans that is expected to result in liability of Borrower to the PBGC or to a Plan in an aggregate amount exceeding $100,000,000 and, within 30 days after the reporting of any such Reportable Event to Administrative Agent or after the receipt by Administrative Agent of a statement required pursuant to
SECTION 7.3(c) hereof, Administrative Agent shall have notified Borrower in writing that (i) Determining Lenders have made a reasonable determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are grounds under TITLE IV of ERISA for the termination of such Employee Plan or Plans by the PBGC, or the appointment by the appropriate United States district court of a trustee to administer such Employee Plan or Plans or the imposition of a Lien pursuant to SECTION 412(n) of the Code in favor of an Employee Plan and (ii) as a result thereof a Default exists hereunder; or (b) Borrower or any ERISA Affiliate has provided to any affected party a 60-day notice of intent to terminate an Employee Plan pursuant to a distress termination in accordance with SECTION 4041(c) of ERISA if the liability expected to be incurred as a result of such termination will exceed


                                       47             REVOLVING CREDIT AGREEMENT

$100,000,000; or (c) a trustee shall be appointed by a United States district court to administer any such Employee Plan; or (d) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Employee Plan; or (e)(i) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability (within the meaning of SECTION 4201 of ERISA) to such Multiemployer Plan, (ii) Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such withdrawal liability or is not contesting such withdrawal liability in a timely and appropriate manner and (iii) the amount of such withdrawal liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities (determined as of the date or dates of such notification), exceeds $100,000,000; or (f) Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of TITLE IV of ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $100,000,000.

      8.9 VALIDITY AND ENFORCEABILITY OF LOAN PAPERS. Any Loan Paper shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Restricted Company party thereto or any Restricted Company shall deny in writing that it has any or any further liability or obligations under any Loan Paper to which it is a party.

SECTION 9 RIGHTS AND REMEDIES.

      9.1 REMEDIES UPON DEFAULT.

            (a) If a Default exists under SECTION 8.3(c) or 8.3(d), the commitment to extend credit hereunder or to issue LCs hereunder shall automatically terminate and the entire unpaid balance of the Obligation under this Agreement shall automatically become due and payable, in each case, without any action or notice of any kind whatsoever and Borrower shall be required to provide cash collateral in an amount equal to the LC Exposure then existing in accordance with SECTION 2.2(h).

            (b) If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 10, shall upon the request of Determining Lenders) or Determining Lenders may, do any one or more of the following: (i) if the maturity of the Obligation under this Agreement has not already been accelerated under SECTION 9.1(a), declare the entire unpaid balance of the Obligation under this Agreement, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower in and to every account and other property of Borrower which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if the maturity of the Obligation has not already been accelerated under SECTION 9.1(a), demand Borrower to provide cash collateral in an amount equal to the LC Exposure then existing in accordance with SECTION 2.2(h); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent shall deem appropriate, or otherwise,


                                       48             REVOLVING CREDIT AGREEMENT
      including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Papers or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Papers.

      9.2 COMPANY WAIVERS. To the extent permitted by Law, Borrower hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to the Obligation (or any part thereof), shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      9.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Consolidated Company is not performed in accordance with the terms of the Loan Papers, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Determining Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Consolidated Company. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by Borrower to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Consolidated Company.

      9.4 DELEGATION OF DUTIES AND RIGHTS. Agents, LC Issuer, and Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives.

      9.5 NOT IN CONTROL. Nothing in any Loan Paper shall, or shall be deemed to
(a) give any Agent, LC Issuer, or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Consolidated Company, (b) preclude or interfere with compliance by any Consolidated Company with any Law, or (c) require any act or omission by any Consolidated Company that may be harmful to Persons or property. Any "MATERIAL ADVERSE EVENT" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Paper is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that any Agent, LC Issuer, or any Lender acquiesces in any non-compliance by any Consolidated Company with any Law or document, or that any Agent, LC Issuer, or any Lender does not expect the Consolidated Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, and termination activities required or appropriate in accordance with all Environmental Laws. None of the Agents, LC Issuer, or any Lenders have any fiduciary relationship with or fiduciary duty to Borrower or any Consolidated Company arising out of or in connection with the Loan Papers, and the relationship between Agents, LC Issuer, and Lenders, on the one hand, and Borrower, on the other hand, in connection with the Loan Papers is solely that of debtor and creditor. The power of Agents, LC Issuer, and Lenders under the Loan Papers is limited to the Rights provided in the Loan Papers, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by Agents and Lenders in their respective good faith business judgment.

      9.6 COURSE OF DEALING. The acceptance by Administrative Agent, LC Issuer, or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Determining Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by


                                       49             REVOLVING CREDIT AGREEMENT

Administrative Agent, Determining Lenders, or Lenders in exercising any Right under the Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Papers or otherwise.

      9.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent, LC Issuer, and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

      9.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent, LC Issuer, or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

      9.9 CERTAIN PROCEEDINGS. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent, LC Issuer, or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Administrative Agent's, LC Issuer's, and Lenders' remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

      9.10 LIMITATION OF RIGHTS. Notwithstanding any other provision of this Agreement or any other Loan Paper, any action taken or proposed to be taken by Administrative Agent, any other Agent, LC Issuer, or any Lender under any Loan Paper which would affect the operational, voting, or other control of any Consolidated Company, shall be pursuant to SECTION 310(d) of the COMMUNICATIONS ACT OF 1934 (as amended), any applicable state Law, and the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC or any applicable PUC.

      9.11 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen
(15) Business Days after request therefor (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent, each Arranger, and LC Issuer incident to any Loan Paper (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent, each Arranger, and LC Issuer and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Papers and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders, and Administrative Agent incurred by Administrative Agent, or any Lender in connection with the enforcement of the obligations of any Restricted Company arising under the Loan Papers (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs, and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid by Borrower.

      9.12 INDEMNIFICATION. BORROWER, FOR ITSELF AND ON BEHALF OF THE OTHER RESTRICTED COMPANIES, INDEMNIFIES, PROTECTS, AND HOLDS EACH AGENT, EACH ARRANGER, EACH CO-ARRANGER, LC ISSUER, AND EACH LENDER AND THEIR RESPECTIVE AFFILIATES, PARENTS, AND SUBSIDIARIES, AND EACH OF THE FOREGOING PARTIES' RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES,


                                       50             REVOLVING CREDIT AGREEMENT

AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL REASONABLE AND NECESSARY COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND LEGAL EXPENSES INCLUDING ALLOCATED COST OF INTERNAL COUNSEL, AND AMOUNTS PAID IN SETTLEMENT WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER, AND AMOUNTS PAID IN SETTLEMENT (THE "INDEMNIFIED LIABILITIES") WHICH MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY CONSOLIDATED COMPANY OF ANY ENVIRONMENTAL LAW, AS WELL AS ANY AMENDMENT AND SUPPLEMENT THERETO AND ANY STATE COUNTERPART THEREOF; (B) ANY CONSOLIDATED COMPANY'S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, TRANSPORTATION, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES ARISING FROM ANY SUCH USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE, OR (II) THE COSTS OF ANY REQUIRED OR NECESSARY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL, OR OTHER PLANS); OR (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR THE USE OF PROCEEDS OF ANY BORROWING, TO THE EXTENT THAT ANY OF THE INDEMNIFIED LIABILITIES RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIM MADE OR ACTION, SUIT, OR PROCEEDING COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN BY THE INDEMNIFIED PARTIES; (PROVIDED THAT, NONE OF THE RESTRICTED COMPANIES SHALL HAVE ANY OBLIGATION HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO ANY INDEMNIFIED LIABILITY ARISING FROM (I) THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY ASSOCIATED PERSON OF SUCH INDEMNIFIED PARTY, OR (II) LEGAL PROCEEDINGS COMMENCED AGAINST ANY INDEMNIFIED PARTY BY ANY SECURITY HOLDER OR CREDITOR THEREOF ARISING OUT OF AND BASED UPON RIGHTS AFFORDED TO SUCH PERSON SOLELY IN SUCH CAPACITY). AS USED IN THIS PARAGRAPH, THE TERM "ASSOCIATED PERSON" MEANS, WITH RESPECT TO ANY PERSON, THE AFFILIATES, PARENTS, SUBSIDIARIES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, AGENTS, SUCCESSORS, ASSIGNS, AND ATTORNEYS OF SUCH PERSON, OR OF ANOTHER PERSON OF WHICH SUCH PERSON IS ALSO AN ASSOCIATED PERSON. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT. AN INDEMNIFIED PARTY WILL PROMPTLY NOTIFY THE RESTRICTED COMPANIES UPON RECEIPT OF WRITTEN NOTICE OF ANY CLAIM, ACTION, SUIT, OR PROCEEDING MADE, COMMENCED, OR THREATENED THAT COULD GIVE RISE TO AN INDEMNIFIED LIABILITY AND AFFORD THE RESTRICTED COMPANIES FIRST RIGHT TO DEFEND OR RESOLVE THE SAME (WITH COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY); PROVIDED THAT, ANY FAILURE BY SUCH INDEMNIFIED PARTY TO GIVE SUCH NOTICE SHALL NOT RELIEVE THE RESTRICTED COMPANIES FROM THEIR OBLIGATIONS TO INDEMNIFY THE INDEMNIFIED PARTY TO THE EXTENT SUCH FAILURE DOES NOT PREJUDICE THE ABILITY OF THE RESTRICTED COMPANIES TO DEFEND OR RESOLVE ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING. THE RESTRICTED COMPANIES SHALL NOT SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF SUCH INDEMNIFIED PARTY, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED. IF THE RESTRICTED COMPANIES ASSUME ANY DEFENSE, THEY SHALL KEEP THE APPLICABLE INDEMNIFIED PARTIES FULLY ADVISED OF THE STATUS OF, AND SHALL CONSULT WITH THOSE INDEMNIFIED PARTIES BEFORE TAKING ANY MATERIAL POSITION IN RESPECT OF, THAT PROCEEDING. IF (I) COUNSEL FOR ANY INDEMNIFIED PARTY DETERMINES IN GOOD FAITH THAT THERE IS A CONFLICT WHICH REQUIRES SEPARATE REPRESENTATION FOR THE RESTRICTED COMPANIES AND SUCH INDEMNIFIED PARTY OR FOR SUCH INDEMNIFIED PARTY AND ANY OTHER INDEMNIFIED PARTY OR (II) THE RESTRICTED COMPANIES FAIL TO ASSUME OR PROCEED IN A TIMELY AND REASONABLE MANNER WITH THE DEFENSE OF SUCH ACTION OR FAIL TO EMPLOY COUNSEL REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY IN ANY


                                       51             REVOLVING CREDIT AGREEMENT

SUCH ACTION, THEN IN EITHER SUCH EVENT THE INDEMNIFIED PARTY SHALL BE ENTITLED TO SELECT COUNSEL OF ITS OWN CHOICE TO REPRESENT THE INDEMNIFIED PARTY, AND THE RESTRICTED COMPANIES SHALL NO LONGER BE ENTITLED TO ASSUME THE DEFENSE THEREOF ON BEHALF OF SUCH INDEMNIFIED PARTY, AND SUCH INDEMNIFIED PARTY SHALL CONTINUE TO BE ENTITLED TO INDEMNIFICATION (INCLUDING, WITHOUT LIMITATION, REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCLUDING ALLOCATED COST OF INTERNAL COUNSEL) TO THE EXTENT PROVIDED IN THIS INDEMNIFICATION PROVISION. NOTHING HEREIN SHALL PRECLUDE ANY INDEMNIFIED PARTY, AT ITS OWN EXPENSE, FROM RETAINING ADDITIONAL COUNSEL TO REPRESENT SUCH PARTY IN ANY ACTION WITH RESPECT TO WHICH INDEMNITY MAY BE SOUGHT FROM THE RESTRICTED COMPANIES HEREUNDER. NO INDEMNIFIED PARTY SHALL SETTLE ANY SUCH CLAIM OR ACTION WITHOUT THE CONSENT OF THE RESTRICTED COMPANIES, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD OR DELAYED.

SECTION 10 AGREEMENT AMONG LENDERS.

      10.1 ADMINISTRATIVE AGENT.

            (a) Each Lender (including any Lender in its capacity as LC Issuer) hereby appoints Bank of America (and Bank of America hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Papers; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Papers; (iii) to take such action as may be requested by any Lender under the Loan Papers (when such Lender is entitled to make such request under the Loan Papers and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to Lenders under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, and similar party in respect of, and to receive, as the case may be, any collateral for the benefit of Lenders; (vi) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers; (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (ix) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Papers or as directed by Lenders from time to time; PROVIDED, HOWEVER, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Papers or applicable Law.

            (b) Administrative Agent may resign at any time as Administrative Agent under the Loan Papers by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Papers at any time with cause by Determining Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Determining Lenders shall elect the successor Administrative Agent from among Lenders (other than the resigning Administrative Agent). If no successor Administrative Agent shall have been so appointed by Determining Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Determining Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Papers by a successor Administrative Agent, such successor Administrative Agent shall thereupon


                                       52             REVOLVING CREDIT AGREEMENT
      succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Papers, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Papers. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Papers, the provisions of this
      SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers. Notwithstanding the foregoing, however, Bank of America may not be removed as Administrative Agent at the request of Determining Lenders unless Bank of America shall also simultaneously be replaced and fully released as "LC ISSUER" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

            (c) Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Papers as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "LENDER" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described herein to alleviate administrative burdens for both Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

            (d) Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower which are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents or instruments related to any such other activities; PROVIDED THAT, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the obligations of Borrower arising under the Loan Papers, then each Lender shall be entitled to share in such application ratably.

            (e) Each Lender acknowledges that, and consents to, Bank of America also serving as the "ADMINISTRATIVE AGENT" under the 364-Day Agreement and the Existing Agreement.

      10.2 LC ISSUER. LC Issuer shall act on behalf of the Lenders with respect to any LC issued by it and the documents associated therewith until such time (and except for so long) as Administrative Agent may agree at the request of Determining Lenders to act for LC Issuer with respect thereto; PROVIDED, HOWEVER, that LC Issuer shall have all of the benefits and immunities (a) provided to Administrative Agent in this SECTION 10 with respect to any acts taken or omissions suffered by LC Issuer in connection with LCs issued by it or proposed to be issued by it and LC Agreements as fully as if the terms "ADMINISTRATIVE AGENT", "CO-


                                       53             REVOLVING CREDIT AGREEMENT

ADMINISTRATIVE AGENTS", or "AGENTS" as used in this SECTION 10 included LC Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to LC Issuer.

      10.3 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its ratable portion of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees and other costs of collection) incurred by Administrative Agent or LC Issuer in connection with any of the Loan Papers if and to the extent Administrative Agent or LC Issuer does not receive reimbursement therefor from other sources within 60 days after incurred; PROVIDED THAT each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

      10.4 PROPORTIONATE ABSORPTION OF LOSSES. Except for Competitive Borrowings or as otherwise provided in the Loan Papers, nothing in the Loan Papers shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Papers is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Papers).

      10.5 DELEGATION OF DUTIES; RELIANCE. Administrative Agent and LC Issuer may perform any of their respective duties or exercise any of their respective Rights under the Loan Papers by or through their respective Representatives. Administrative Agent and its Representatives shall (a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or LC Issuer, (b) be entitled to deem and treat each Lender as the owner and holder of the Principal Debt owed to such Lender for all purposes until, subject to SECTION 11.13, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Principal Debt owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge thereof or Administrative Agent has been notified thereof by a Lender or Borrower, and (d) be entitled to consult with legal counsel (including counsel for Borrower), independent accountants and other experts selected by Administrative Agent or LC Issuer and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      10.6 LIMITATION OF LIABILITY.

            (a) None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (PROVIDED THAT nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).


                                       54             REVOLVING CREDIT AGREEMENT

            (b) Unless indemnified to its satisfaction against loss, cost, liability, and expense, no Agent shall be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If any Agent requests instructions from Lenders or Determining Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Paper, such Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. In no event, however, shall any Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against any Agent as a result of such Agent's acting or refraining from acting hereunder in accordance with the instructions of Determining Lenders.

            (c) Agents shall not be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agents in respect of, (i) the creditworthiness of any Restricted Company and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Paper, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Paper, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Paper on the part of any Restricted Company. Each Lender agrees to indemnify each Agent and its respective Representatives and hold them harmless from and against (but limited to such Lender's ratable portion of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Papers or any action taken or omitted by them under the Loan Papers, to the extent any Agent and its respective Representatives are not reimbursed for such amounts by any Restricted Company (PROVIDED THAT, no Agent and its respective Representatives shall have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction).

      10.7 DEFAULT; COLLATERAL. Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Determining Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Determining Lenders. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender. If Administrative Agent acquires any security for the Obligation or any guaranty of the Obligation upon or in lieu of foreclosure, the same shall be held for the ratable benefit of all Lenders in proportion to the Principal Debt respectively owed to each Lender.

      10.8 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) no Agent (acting in its respective agent capacity) shall incur any liability to any other Lender, Agent, or Participant, except for acts or omissions resulting from its own fraud, gross negligence or wilful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction, and (b) no Agent, nor any Lender or Participant shall incur any liability to any other Person for any act or omission of any other Lender or any other Participant.


                                       55             REVOLVING CREDIT AGREEMENT

      10.9 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders or among Lenders.

      10.10 BENEFITS OF AGREEMENT. Except for the representations and covenants in SECTION 10.1(c) in favor of Borrower, none of the provisions of this SECTION 10 shall inure to the benefit of any Restricted Company or any other Person other than Lenders and Agents; consequently, neither any Restricted Company nor any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender or Agent to comply with such provisions.

      10.11 AGENTS. None of the Lenders identified in this Agreement as "CO-ADMINISTRATIVE AGENT" (OTHER THAN Administrative Agent), "SYNDICATION AGENT," and "CO-DOCUMENTATION AGENT" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Papers, other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as "CO- ADMINISTRATIVE AGENT," "SYNDICATION AGENT," or"CO-DOCUMENTATION AGENT" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "CO-ADMINISTRATIVE AGENT" (OTHER THAN Administrative Agent which shall be governed by SECTION 10.1(b)), "SYNDICATION AGENT," or "CO- DOCUMENTATION AGENT" may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrower. Upon such relinquishments, a successor "CO-ADMINISTRATIVE AGENT" (OTHER THAN Administrative Agent which shall be governed by SECTION 10.1(b)), "SYNDICATION AGENT," or "CO-DOCUMENTATION AGENT" may be appointed upon the mutual agreement of Borrower and Administrative Agent.

SECTION 11 MISCELLANEOUS.

      11.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

      11.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Paper on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which they are applicable until such payment is in fact made; PROVIDED THAT, if in the case of any such payment in respect of a Eurodollar Rate Borrowing the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

      11.3 COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by telex or telecopy) to be effective and shall be deemed to have been given (a) if by telex, when transmitted to the telex number, if any, for such party, and the appropriate answer back is received, (b) if by telecopy, when transmitted to the telecopy number for such party (and all such communications sent by telecopy shall be confirmed promptly thereafter by personal delivery or mailing in accordance with the provisions of this section; PROVIDED, THAT any requirement in this parenthetical shall not affect the date on which such telecopy shall be deemed to have been delivered), (c) if by mail, on the third Business Day after it is enclosed in an envelope, properly addressed to such party, properly stamped, sealed, and deposited in the appropriate official postal service, or
(d) if by any other means, when actually delivered to such party. Until changed by notice pursuant hereto, the address (and telex and telecopy numbers, if any) for Administrative Agent and each other Agent and each Lender is set forth on
SCHEDULE 2.1, and for Borrower and each Restricted Company is the address set forth by Borrower's signature on the signature page of this Agreement. A copy of each communication to Administrative Agent shall also be sent to Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, Fax: 214/651-5940, Attn: Karen
S. Nelson; a copy


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

of each communication to any Consolidated Company shall also be sent to WorldCom, Inc. 1133 19th Street, NW, Washington D.C., 20036, Attn: Susan Mayer,
Fax: 202/887-3226, and to WorldCom, Inc., 10777 Sunset Office Drive, St. Louis, MO 63127, Attn: Bruce Borghardt, Fax: 314/909-4101.

      11.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of this Agreement must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

      11.5 EXCEPTIONS TO COVENANTS. No Restricted Company shall take any action or fail to take any action which is permitted as an exception to any of the covenants contained in any Loan Paper if such action or omission would result in the breach of any other covenant contained in any of the Loan Papers.

      11.6 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers shall survive all closings under the Loan Papers and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender shall survive termination of this Agreement and payment in full of the Obligation.

      11.7 GOVERNING LAW. THE LOAN PAPERS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE LAWS (OTHER THAN CONFLICT-OF-LAWS PROVISIONS THEREOF) OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES TO THE LOAN PAPERS AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THE LOAN PAPERS.

      11.8 INVALID PROVISIONS. If any provision in any Loan Paper is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Paper shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Restricted Company party to such Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

      11.9 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF THE RESTRICTED COMPANIES, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN PAPERS EXECUTED BY ANY RESTRICTED COMPANY, ANY LENDER, AND ANY AGENT (TOGETHER WITH ALL FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE RESTRICTED COMPANIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

      11.10 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OF ITS SUBSIDIARIES), HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO


                                       57             REVOLVING CREDIT AGREEMENT

THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK, NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Agreement acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and each will continue to rely on each of such waivers in related future dealings. Borrower (for itself and on behalf of each of its Subsidiaries) and each other party to this Agreement warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 11.10 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      11.11 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

            (a) Except as otherwise specifically provided, the Loan Papers may only be amended, modified or waived by an instrument in writing executed jointly by Borrower and Determining Lenders, and, in the case of any matter affecting Administrative Agent (EXCEPT removal of Administrative Agent as provided in SECTION 10) or LC Issuer, by Administrative Agent or LC Issuer (as the case may be), and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof.

            (b) Any amendment to or consent or waiver under this Agreement or any Loan Paper which purports to accomplish any of the following must be by an instrument in writing executed by Borrower and executed (or approved, as the case may be) by each Lender directly affected thereby, and, in the case of any matter affecting Administrative Agent or LC Issuer, by Administrative Agent or LC Issuer, as the case may be: (i) extends the due date or decreases the amount of any scheduled payment (other than mandatory prepayments) of the Obligation arising under the Loan Papers beyond the date specified in the Loan Papers; (ii) reduces the interest rate or decreases the amount of interest, fees, or other sums payable to Administrative Agent or Lenders hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the percentage of the Commitment or of the aggregate Principal Debt or LC Exposure which is required for Lenders or any Lender to take any action hereunder; (iv) except as otherwise permitted by any Loan Paper, waives compliance with, amends, or releases (in whole or in part) any guaranty (if any) or releases (in whole or in part) any collateral, if any, for the Obligation; or (v) changes this CLAUSE (b) or any other matter


                                       58             REVOLVING CREDIT AGREEMENT
      specifically requiring the consent of all Lenders hereunder. Without the consent of such Lender, no Lender's "COMMITTED SUM" under this Agreement may be increased.

            (c) Any conflict or ambiguity between the terms and provisions herein and terms and provisions in any other Loan Paper shall be controlled by the terms and provisions herein.

            (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Determining Lenders (or by all Lenders, if required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      11.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

      11.13 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

            (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, EXCEPT THAT (i) assignments by Borrower are subject to the restrictions of
      SECTION 7.16, and (ii) EXCEPT as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

            (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under this Agreement and the other Loan Papers (including, without limitation, all or a portion of its Committed Sum, its Borrowings, its Notes [to the extent such Principal Debt owed to such Lender is evidenced by Notes], and participations in LCs at the time owing to such Lender); PROVIDED, HOWEVER, that:

                  (i) each such assignment shall be to an Eligible Assignee;

                  (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's Rights and obligations under this Agreement and the other Loan Papers, any such partial assignment shall be in an amount at least equal to $10,000,000, unless each of Administrative Agent and, so long as no Default or Potential Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its Rights and obligations under this Agreement and the Notes (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes);


                                       59             REVOLVING CREDIT AGREEMENT

                  (iv) each such assignment shall exclude Competitive
            Borrowings, unless the assigning Lender is selling all of its Rights and obligations under the Loan Papers;

                  (v) the parties to such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and a processing fee of $3,500.

      Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Papers and the assigning Lender shall, to the extent of such assignment, relinquish its rights (except for indemnity rights arising out of the period prior to assignment) and be released from its obligations under the Loan Papers. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrower shall issue appropriate Notes to the assignor and the assignee, reflecting such assignment and acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 3.20(d).

            (c) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the office of Administrative Agent referred to in SECTION 11.3 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Borrowings and LC Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Papers. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 11.13, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and respective Committed Sums of the assignor and assignee.

            (d) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Notes subject to such assignment (to the extent the Principal Debt owed to the assigning Lender is evidenced by any Notes) and payment of the processing fee, the Administrative Agent shall, if such assignment and acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

            (e) Each Lender may sell participations to one or more Persons (each a "PARTICIPANT") in all or a portion of its Rights, obligations, or Rights and obligations under this Agreement and related Loan Papers (including all or a portion of its Committed Sum or its portion of Borrowings advanced under this Agreement); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in SECTIONS 3.15, 3.19, and 3.20 (SO LONG AS Borrower shall not be obligated to pay any amount in excess of the amount that would be due to such


                                       60             REVOLVING CREDIT AGREEMENT

      Lender under such Sections as though no participations have been made) and the right of set-off contained in SECTION 3.13; (iv) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under this Agreement and the other Loan Papers and such Lender shall retain the sole Right to enforce the obligations of Borrower relating to Borrowings under this Agreement and its Notes (to the extent the Principal Debt owed to such Lender is evidenced by Notes) and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on the Principal Debt, extending any scheduled principal payment date or date fixed for the payment of interest on the Principal Debt, or extending such Lender's Committed Sum); and (v) such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such participation and shall hold Borrower and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

            (f) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent the Principal Debt owed to such Lender is evidenced by any Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (g) Any Lender may furnish any information concerning the Consolidated Companies in the possession of such Lender from time to time to Eligible Assignees and Participants (including prospective Eligible Assignees and Participants), subject, however, to the provisions of
      SECTION 11.15 hereof.

            (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Committed Sum and Borrowings pursuant to CLAUSE (B) above, Bank of America may, upon 30 days' notice to Borrower and Lenders, resign as LC Issuer. In the event of any such resignation as LC Issuer, Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer hereunder, with the consent of such successor LC Issuer; PROVIDED, HOWEVER, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as LC Issuer. Bank of America shall retain all the rights and obligations of LC Issuer hereunder with respect to all LCs outstanding as of the effective date of its resignation as LC Issuer and all LC Exposure with respect thereto (including the right to require Lenders to fund participations pursuant to SECTION 2.2).

      11.14 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Restricted Company's obligations under the Loan Papers shall remain in full force and effect until termination of the Commitment and payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, (and termination of all outstanding LCs with any Lender, if any, UNLESS such Lender shall otherwise consent) EXCEPT that SECTIONS 3.15, 3.19, 3.20, SECTION 9, and SECTION 11, and any other provisions under the Loan Papers expressly intended to survive by the terms hereof or by the terms of the applicable Loan Papers, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Paper


                                       61             REVOLVING CREDIT AGREEMENT
is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of each Restricted Company under the Loan Papers with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      11.15 CONFIDENTIALITY. All information furnished by or on behalf of any Restricted Company in connection with or pursuant to this Agreement or any of the Loan Papers (including but not limited to in connection with or pursuant to the negotiation, preparation, or requirements of the Loan Papers), which information has been identified as confidential by any Restricted Company, shall be held by Administrative Agent, each other Agent, LC Issuer, each Lender, (collectively, the "LENDER PARTIES") in accordance with their respective customary procedures for handling confidential information of this nature and in accordance with safe and sound business practices, and no Lender Party shall disclose any of such information to any other Person; PROVIDED THAT any Lender Party may make disclosure (a) to any other party to this Agreement; (b) to its directors, officers, employees, agents, including attorneys, accountants, and other advisors; PROVIDED THAT such Lender Party shall direct such parties to whom disclosure is made to maintain such information in confidence in accordance with the provisions of this SECTION 11.15 and shall be responsible if such parties fail to do so; (c) to any affiliate of any Lender Party or as reasonably required by any Eligible Assignee or Participant (or any prospective bona fide Eligible Assignee or Participant) in connection with the contemplated transfer of any interest in the Obligation or participation, SO LONG AS any such Eligible Assignee or Participant (or contemplated Eligible Assignee or Participant) shall be advised to maintain the information in confidence in accordance with this
SECTION 11.15; (d) as required or requested by any Governmental Authority or representative thereof or as required pursuant to any Law or legal process; PROVIDED THAT, UNLESS prohibited by Law or court order, such Lender Party shall give prior notice to Borrower of such disclosure as far in advance thereof as is practicable (OTHER THAN disclosure in connection with an examination of the financial condition of such Person by a Governmental Authority); (e) in connection with (i) proceedings to enforce the obligation of any Restricted Company under the Loan Papers or (ii) any other suit, action, or proceeding relating to any of the Loan Papers (PROVIDED THAT, with respect to any proceeding under CLAUSE (II), any disclosing Party shall give prior notice to Borrower as far in advance thereof as is practicable, unless prohibited by Law or court order); (f) as reasonably required by the National Association of Insurance Commissioners, any regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of such Person's business or that of any of its Affiliates, or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its affiliates; PROVIDED THAT, unless prohibited by Law or court order, such disclosing party shall give prior notice to Borrower as far in advance thereof as is practicable; (g) of any such information that has become generally available to the public, OTHER THAN through a breach of this SECTION 11.15 (or of any agreement or obligation to be bound by this SECTION 11.15) by any Lender Party, any affiliate of any Lender Party, or their respective attorneys or advisors; or (h) with the consent of Borrower.

      EXECUTED on the respective dates shown on the signature pages hereto, but effective as of the Closing Date.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]


                                       62             REVOLVING CREDIT AGREEMENT

      Signature Page to that certain REVOLVING CREDIT AGREEMENT dated as of the date first set forth above, among WorldCom, Inc., as Borrower, Bank of America, N.A. and The Chase Manhattan Bank, as Co-Administrative Agents, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.


                                      WORLDCOM, INC., AS BORROWER

      Notice Address:                    By: /s/ SUSAN MAYER
                                             -----------------------------------
      WorldCom, Inc.                         Susan Mayer
      500 Clinton Center Drive               Senior Vice President and Treasurer
      Clinton, MS 39056
      Attn: Chief Financial Officer
      Fax: (601) 460-8190


                                      BANK OF AMERICA, N.A., AS ADMINISTRATIVE
                                      AGENT, CO-ADMINISTRATIVE AGENT, LC ISSUER,
                                      AND A LENDER

                                         By: /s/ MICHAEL R. PAVELL
                                             -----------------------------------
                                             Michael R. Pavell
                                             Vice President


                                      THE CHASE MANHATTAN BANK, AS CO-
                                      ADMINISTRATIVE AGENT AND A LENDER

                                         By: /s/ JOHN J. HUBER III
                                             -----------------------------------
                                             John J. Huber III
                                             Managing Director


                                       63             REVOLVING CREDIT AGREEMENT

      Signature Page to that certain REVOLVING CREDIT AGREEMENT dated as of the date first set forth above, among WorldCom, Inc., as Borrower, Bank of America, N.A. and The Chase Manhattan Bank, as Co- Administrative Agents, and certain other Agents and Lenders named therein.

      EXECUTED to be effective as of the Closing Date.


ABN AMRO BANK N.V., AS A LENDER

By /s/ FRANCES O'R. LOGAN
   -----------------------------------
   Frances O'R. Logan
   Senior Vice President

By /s/ SHILPA PARANDEKAR
   -----------------------------------
   Shilpa Parandekar
   Assistant Vice President


THE BANK OF TOKYO-MITSUBUSHI,
LTD., NY BRANCH, AS A LENDER

By /s/ SEIICHIRO AKITA
   -----------------------------------
   Seiichiro Akita
   Attorney-In-Fact


CITIBANK, N.A., AS A LENDER

By /s/ JULIO OJEA-QUINTANA
   -----------------------------------
   Julio Ojea-Quintana
   Vice President


DEUTSCHE BANK AG NEW YORK
BRANCH AND/OR CAYMAN ISLANDS
BRANCH, AS A LENDER

By /s/ PHILIPPE SANDMEIER
   -----------------------------------
   Philippe Sandmeier
   Director

By /s/ ANDREAS NEUMEIER
   -----------------------------------
   Andreas Neumeier
   Director


WESTDEUTSCHE LANDESBANK
GIROZENTRALE, NEW YORK BRANCH,
AS A LENDER

By /s/ CYNTHIA M. NIESEN
   -----------------------------------
   Cynthia M. Niesen
   Managing Director

By /s/ BARRY S. WADLER
   -----------------------------------
   Barry S. Wadler
   Associate Director


                                       64             REVOLVING CREDIT AGREEMENT